UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

IMAGE METRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1918 Main Street, 2nd Floor Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 1 to our Current Report on Form 8-K dated March 10, 2010, filed with the SEC on March 16, 2010, for the purposes of filing the unaudited financial statements of Image Metrics Limited as of and for the three months ended December 31, 2009 and 2008 as Exhibit No. 99.2 and making certain corrections to the Current Report. For ease of reading, we are restating in its entirety the corrected Current Report and re-filing Exhibits No. 99.1 (solely for the purpose of correcting the date of the report of independent registered public accounting firm) and No. 99.3. The corrections to the Current Report include revisions to information pertaining to the capitalization, the management’s discussion and analysis of financial condition and results of operation, and executive compensation. In addition, we have corrected grammatical and typographical errors in the Current Report. Corrections have also been made to Exhibit 99.3. The revisions made to the information pertaining to capitalization do not include the capitalization information set forth in our Current Report on Form 8-K dated March 26, 2010, filed with the SEC on March 30, 2010.

CURRENT REPORT ON FORM 8-K

IMAGE METRICS, INC.

March 10, 2010

TABLE OF CONTENTS

		Page

Items 1.01, 5.01, 5.02, 5.03 and 5.06

	Entry into a Material Definitive Agreement / Changes in Control of Registrant / Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers / Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year / Change in Shell Company Status	1

Item 2.01.	Completion of Acquisition or Disposition of Assets	5

Item 3.02.	Unregistered Sales of Equity Securities	35

Item 9.01.	Financial Statements and Exhibits	36

Items 1.01, 5.01, 5.02 5.03 and 5.06.  Entry into a Material Definitive Agreement / Changes in Control of Registrant / Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers / Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year / Change in Shell Company Status.

Summary

On March 10, 2010, we acquired through an exchange offer all of the outstanding ordinary shares and preferred shares of Image Metrics Limited, a private company incorporated in England and Wales (“Image Metrics”), in exchange for 11,851,637 shares of our common stock, par value $.001 per share. As a result, Image Metrics is now our wholly-owned subsidiary. The transaction is referred to in this current report as the exchange transaction.

As a result of the exchange transaction, we are now engaged in the business of providing technology-based facial animation solutions to the interactive entertainment industry.  Using proprietary software and mathematical algorithms that “read” human facial expressions, our technology converts video footage of real-life actors into 3D computer generated animated characters.  Examples of our notable and innovative facial animation projects include the 2008 “Grand Theft Auto IV” video game, which generated over $500 million in sales in its first week, and the 2009 computer generated aging of Brad Pitt in the feature film “The Curious Case of Benjamin Button,” which won three Oscars including one for achievement in visual effects.

Before the exchange transaction, our corporate name was International Cellular Accessories and our trading symbol was ICLA.OB. Concurrently with the exchange transaction, we changed our corporate name to Image Metrics, Inc. Our trading symbol was changed to IMGX.OB following completion of the exchange transaction. As a result of the exchange transaction, Image Metrics became our wholly-owned subsidiary, with the former shareholders of Image Metrics acquiring 11,851,637 shares of our common stock. The exchange transaction was consummated pursuant to a Share Exchange Agreement, dated as of March 10, 2010, between us and Image Metrics.

Concurrently with the closing of the exchange transaction, we completed an initial closing of a private placement to selected qualified investors of units consisting of shares of our series A convertible preferred stock and detachable warrants to purchase one-half share of our common stock, at a purchase price of $1.00 per unit.  In total, we sold 8,394,098 shares of our series A convertible preferred stock (convertible at any time into a like number of shares of common stock) and warrants to purchase 7,416,220 shares of common stock as part of this initial closing, and may sell an additional 4,405,902 shares of our series A convertible preferred stock and warrants to purchase 2,202,951 shares of common stock until April 25, 2010, when the offering period (as it may be extended by us and the placement agents) terminates.  We received gross proceeds of $8,004,098 in consideration for the sale of the units, which consisted of (i) $4,204,098 from investors in the private placement (including $1,560,000 from a bridge financing which converted into the private placement, as described below), and (ii) $3,800,000 from outstanding convertible loan notes and other loans issued by Image Metrics to Saffron Hill Ventures Ltd. and Verus International Group Ltd. which converted into the private placement.

Convertible loan notes and other loans in the aggregate amount of $2,800,000 issued by Image Metrics to Saffron Hill Ventures Ltd. were converted into units on the same terms and conditions as in the private placement, except that Saffron Hill Ventures received a separate warrant to purchase one full share of our common stock per unit as the lead investor in the private placement.  In order to fund Image Metrics’ working capital and capital expenditures during the offering period, Image Metrics and certain placement agents conducted a bridge financing of $2,000,000 in convertible notes and warrants, of which $1,560,000 was converted into the private placement (at a discount to the unit purchase price).  The indebtedness converted into the private placement included accrued interest through the closing.

Concurrently with the closing of the exchange transaction and the private placement, we redeemed  8,600,000 shares of our common stock from our former director and certain other individuals for aggregate consideration of $200 and immediately cancelled those shares.  Prior to the closing, we effected a 4-for-1 forward stock split of our outstanding common stock in the form of a stock distribution.

The Exchange Transaction

General

At the closing of the exchange transaction, the former shareholders of Image Metrics received shares of our common stock for all of the outstanding ordinary shares and preferred shares of Image Metrics held by them.  As a result, at the closing of the exchange transaction, we issued an aggregate of 11,851,637 shares of our common stock to the former shareholders of Image Metrics. The shares issued to Image Metrics’ former shareholders represent approximately 48.9% of our outstanding shares of common stock, inclusive of 8,394,098 shares of common stock issuable upon the conversion of our series A convertible preferred stock sold in the initial closing of the private placement. The consideration issued in the exchange transaction was determined as a result of arm’s-length negotiations between us and Image Metrics and its shareholders.

Immediately prior to the exchange transaction closing, the former shareholders of Image Metrics also held outstanding stock options and warrants to purchase ordinary shares of Image Metrics.  Pursuant to the Share Exchange Agreement, we have agreed to issue shares of our common stock upon the exercise of these stock options and warrants in lieu of Image Metrics ordinary shares previously issuable thereunder, and, based upon the exchange ratio used for the exchange transaction, we are obligated upon the exercise of those stock options and warrants to issue 2,844,251 shares and 224,522 shares of our common stock, respectively.

The disclosure set forth under Item 2.01 of this current report is incorporated herein in its entirety by reference.

Changes Resulting from the Exchange Transaction

We intend to carry on Image Metrics’ technology-based facial animation business as our sole line of business. We have relocated our executive offices to those of Image Metrics at 1918 Main Street, 2nd Floor, Santa Monica, California 90405. Our new telephone number is (310) 656-6565, fax number is (310) 656-6566, and corporate website is www.image-metrics.com. The contents of our website are not part of this current report.

Our pre-exchange transaction stockholders will not be required to exchange their existing International Cellular Accessories stock certificates for new certificates of Image Metrics, since the OTC Bulletin Board will consider our existing stock certificates as constituting “good delivery” in securities transactions subsequent to the exchange transaction. The Nasdaq Capital Market, where we intend to apply to list our common stock for trading, will also consider the submission of existing stock certificates as “good delivery.” We cannot be certain that we will receive approval to list our common stock on the Nasdaq Capital Market.

Change of Board Composition and Executive Officers

Prior to the closing of the exchange transaction and private placement, our board of directors was composed only of Clifford Chapman. On March 10, 2010, immediately following such transactions, Mr. Chapman resigned as our director, and David Rolston, Ph.D., Michael R. Starkenburg and Ranjeet Bhatia were appointed directors of our company. We enlarged the size of our board to include five directors, two of whom will be Dr. Rolston and Mr. Starkenburg, former Image Metrics directors, one director will be nominated by each of Saffron Hill Investors Guernsey Limited (initially, Mr. Bhatia) and Verus International Group Ltd. (which is still considering candidates who have relevant business experience), and the final director, who will be required to be independent of management, will be jointly nominated by Image Metrics, Saffron Hill Investors and Verus International. All directors will hold office until the next annual meeting of stockholders and the election and qualification of their successors, provided that all director nominees will continue to be nominated for election during the 24 months following the closing of the exchange transaction and the initial closing of the private placement.

Prior to the closing of the exchange transaction and private placement, Clifford Chapman was our President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Mr. Chapman resigned from all of those offices effective on March 10, 2010.

On March 10, 2010, our board of directors named the following persons as our new executive officers: David Rolston, Ph.D - Chairman of the Board, Michael R. Starkenburg - President and Chief Executive Officer, Ron Ryder - Chief Financial Officer, Brian Waddle - Executive Vice President, and Kevin Walker, Ph.D - Chief Technology Officer. Officers are elected annually by our board of directors and serve at the discretion of our board.

The former executive officers of Image Metrics have agreed to enter into three-year employment agreements with us effective as of March 10, 2010.  See “Directors and Executive Officers - Employment Agreements” for the terms of those agreements.  Pending the execution of the new employment agreements, we have assumed their current employment agreements (including restrictive covenants relating to inventions, non-competition and non-solicitation) and they have agreed to such assumption.

The disclosure set forth under “Directors and Executive Officers” in Item 2.01 of this current report is incorporated herein in its entirety by reference.

Change of Stockholder Control

Except as described above under “Change of Board Composition and Executive Officers,” no arrangements or understandings exist among our present or former controlling stockholders with respect to the election of persons to our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of our redemption of shares from Mr. Chapman and the issuance of 11,851,637 shares of common stock to the former shareholders of Image Metrics, a change of stockholder control has occurred. Prior to the redemption and the closing of the exchange transaction, Clifford Chapman beneficially owned 68.3% of our outstanding shares of common stock. After these transactions, the former shareholders of Image Metrics own approximately 48.9% of our outstanding shares of common stock, inclusive of shares of common stock issuable upon conversion of our series A convertible preferred stock. We are continuing as a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, following the exchange transaction.

The disclosure set forth under “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this current report is incorporated herein in its entirety by reference.

Accounting Treatment

In accordance with accounting standards codification 805 “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Image Metrics is considered the accounting acquiror in the exchange transaction. Because Image Metrics’ former shareholders as a group retained or received the larger portion of the voting rights in the combined entity and Image Metrics’ senior management represents a majority of the senior management of the combined entity, Image Metrics was considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Image Metrics since, at the time of the acquisition, we were a company with minimal assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements will be those of Image Metrics and will be recorded at the historical cost basis of Image Metrics.

Amendments to Articles of Incorporation; Change in Fiscal Year

In connection with the exchange transaction, our board of directors and stockholders approved and filed a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Nevada on March 10, 2010, thereby changing our corporate name to Image Metrics, Inc. The certificate of amendment additionally amended our capital stock provisions to provide for the authorization to issue 75,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share, and to establish a class of 15,000,000 shares of series A convertible preferred stock. See “Description of Securities - Series A Convertible Preferred Stock” in Item 2.01 below.

As part of the exchange transaction, we amended our by-laws to enlarge the size of our board to include five directors, leaving two vacancies, as noted above.

In addition, on March 10, 2010, our board of directors approved a change in fiscal year end from December 31 to September 30.  We will not file a transition report reflecting the change of our fiscal year to that of Image Metrics because for accounting purposes, as noted above, Image Metrics is deemed to be the “accounting acquiror” in the reverse acquisition.

Image Metrics 2009 Share Incentive Plan

Concurrently with the closing of the exchange transaction, we adopted and assumed Image Metrics’ existing 2009 Share Incentive Plan under which 2,844,251 shares of our common stock will be reserved, and established a new incentive compensation plan with 2,547,578 shares of common stock, to create a pool of stock options to purchase an aggregate of 5,391,829 shares of our common stock representing approximately 14.6% of the fully-diluted shares on an as-converted to common stock basis immediately following the exchange transaction and private placement.  This option pool will be used for attracting and retaining employees, management, directors and outside consultants and will be granted at fair market value from time to time under the guidance of and approval of our compensation committee, and in accordance with the incentive plan.  See “Directors and Executive Officers - Incentive Compensation Plans.”

The Private Placement

Concurrently with the closing of the exchange transaction, we completed the sale of 8,394,098 units in a private placement to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.  Each unit consists of a share of our series A convertible preferred stock and a warrant.  We sold each unit for $1.00 per unit pursuant to the terms of a subscription agreement executed and delivered by each investor on or before the closing of the private placement.  Each share of series A preferred stock is initially convertible into one share of our common stock at any time.  Each warrant entitles the holder to purchase one-half share of our common stock at an exercise price of $1.50 per share through March 10, 2014.  The form of private placement subscription agreement is filed as Exhibit 10.1 to this report.

We received gross proceeds from the private placement of $8,004,098.  Placement agents received an aggregate of $398,800 in cash fees in connection with the private placement (including the prior bridge financing) and reimbursements of $21,485 in expenses.  In addition, the placement agents received warrants to purchase 304,400 shares of our common stock at an exercise price of $1.20 per share.

After the closing of the exchange transaction and the private placement, we had outstanding 15,851,637 shares of common stock and 8,394,098 shares of series A convertible preferred stock (which are convertible into a like number of shares of common stock at any time).  In addition, we are obligated to issue 2,844,251 shares of common stock upon the exercise of stock options held by former holders of Image Metrics options, 224,522 shares of common stock upon the exercise of warrants held by former holders of Image Metrics warrants, and 7,416,220 shares of common stock upon the exercise of warrants received by investors (and placement agents) in our recent private placement.

Lock-Up Agreements

All shares of common stock issued in the exchange transaction to the former holders of shares in Image Metrics, or shares of common stock which such holders have the right to acquire by virtue of the exchange transaction, will be considered “restricted securities” under U.S. federal securities laws and may not be resold for a period of one year after the closing date.  Each of the former Image Metrics’ shareholders who served as executive officers of Image Metrics as of the closing of the exchange transaction, and affiliates or related parties thereof (collectively, “Management”), executed two-year lock-up/leak-out agreements with us which provide that their shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred, except that, beginning at the date 12 months after the effective date of our initial shelf registration statement, each Management shareholder will be permitted to sell up to 1/24th of his original number of shares each month, provided the sale price of the common stock is greater than $2.00 per share.  All lock-up/leak-out restrictions for Management will expire 24 months after the closing of the exchange transaction.

Registration Rights

We have agreed to use our best efforts to file a shelf registration statement on Form S-1 with the SEC covering the resale of all shares of common stock underlying the series A preferred stock and warrants issued in connection with the private placement (including the shares underlying the placement agents’ warrants) on or before the date which is 90 days after the closing date and use our best efforts to have such shelf registration statement declared effective by the SEC as soon as practicable thereafter, but in any event not later than 270 days after the closing date (or 300 days after the closing date in the event of a full review of the registration statement by the SEC).  We are also obligated to respond to any SEC comments within a stipulated period of time after receiving any such comments and to maintain the effectiveness of the shelf registration statement from the effective date through and until 18 months after the effective date.  In the event the shelf registration statement is not filed with, or declared effective by, the SEC on or prior to the dates set forth above, or we fail to timely satisfy our reporting requirements, each investor in the private placement will receive cash liquidated damages equal to 2% of the purchase price for the units for each month (or portion thereof) that the registration statement is not so filed or effective, or has failed to timely file required reports, provided that the aggregate payment as a result of the registration default will in no event exceed 12% of the purchase price for the units.  Such damages may be waived in the event our board of directors determines that management has exerted its “best efforts” to cause the shares to be registered within the required time periods.

We have also agreed to file a registration statement covering the resale of the shares of common stock received by non-management “affiliates” of Image Metrics in the exchange transaction, upon demand by such holders given following the later of (a) six months after the closing of the private placement or (b) the effective date of the shelf registration statement or statements described above covering the resale of all shares underlying the securities sold in the private placement, and to use our best efforts to cause such registration statement to be declared effective by the SEC and to maintain the effectiveness of such registration statement for a specified period of time thereafter.  Management of Image Metrics is not entitled to registration rights.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

Information concerning the principal terms of the exchange transaction and our business is set forth below.

The Exchange Transaction

On December 15, 2009, we made an offer to acquire the entire issued and to be issued share capital of Image Metrics on the basis of 1.764 shares of common stock for each share in Image Metrics.  The offer was subject to a number of conditions (such as the concurrent closing of the private placement) and was available for acceptance until the closing date.  On December 17, 2009, the Saffron Hill entities, together with another investor, invoked the drag-along procedure under Image Metrics’ articles of association.  A drag-along notice was sent to all shareholders, notifying them of the investor’s intention to accept the offer and offering the shareholders 21 days in which to propose a counteroffer.  This counteroffer period expired on January 11, 2010, and no counteroffer was received by Image Metrics.  Image Metrics issued a compulsory sale notice on January 13, 2010 to its shareholders notifying them that, subject to the conditions being satisfied, their shares would transfer to us on the terms and conditions as set out in the offer document.

At closing, we entered into a Share Exchange Agreement directly with Image Metrics. On March 10, 2010, the exchange transaction described above and provided for in the Share Exchange Agreement was completed and Image Metrics became our wholly-owned subsidiary.

Pursuant to the Share Exchange Agreement, at closing, the former shareholders of Image Metrics received an aggregate of 11,851,637 shares of our common stock, representing approximately 48.9% of our outstanding shares of common stock, inclusive of shares of common stock issuable upon the conversion of our series A convertible preferred stock sold in the concurrent private placement.  Immediately prior to the closing of the exchange transaction, Image Metrics had outstanding a total of approximately 2,125,197 ordinary, 300,607 A ordinary, 1,567,178 preferred ordinary, and 2,358,783 series B preferred ordinary shares, plus stock options to purchase 1,612,387 ordinary shares and warrants to purchase 127,280 ordinary shares.  In exchange for the shares we issued to the former Image Metrics shareholders, we acquired 100% of the outstanding ordinary shares and preferred shares of Image Metrics. The consideration issued in the exchange transaction was determined as a result of arm’s-length negotiations between the parties.

Pursuant to the Share Exchange Agreement, we also agreed to issue shares of our common stock upon the exercise of Image Metrics’ stock options and warrants in lieu of ordinary shares previously issuable thereunder, and, based upon the exchange ratio used for the exchange transaction, we are obligated upon the exercise of those stock options and warrants to issue 2,844,251 shares and 224,522 shares of our common stock, respectively.

Following the exchange transaction, we succeeded to the technology-based facial animation business of Image Metrics as our sole line of business, which will be conducted through our wholly-owned subsidiary, Image Metrics. See “Description of Business” below. Prior to the exchange transaction, there were no material relationships between us and Image Metrics, between Image Metrics and our respective affiliates, directors or officers, or between any associates of Image Metrics or our respective officers or directors. All of our pre-exchange transaction liabilities were settled prior to closing.

Description of Our Company and Predecessor

We were incorporated in the State of Nevada on October 6, 2004.  We were formed to import and distribute a range of cellular accessories to wholesalers and retailers throughout Canada and the United States.  In March 2005, we filed a registration statement with the U.S. Securities and Exchange Commission (SEC), which became effective in May 2005, and we became a publicly-reporting and trading company.  Our cellular accessories business was discontinued in 2006 and we have been inactive since such time, though we have continued to timely file our periodic reports with the SEC.

Prior to the exchange transaction, we were a “shell company” (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934).  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Securities Exchange Act, reflecting our common stock, which is the only class of securities subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act upon consummation of the exchange transaction, with such information reflecting our new business and our securities upon consummation of the exchange transaction.

Following the closing of the share exchange transaction with Image Metrics, we have succeeded to the technology-based facial animation business of Image Metrics and plan to continue this business as our sole line of business. Accordingly, we believe the past trading history of our common stock should not be viewed as relevant due to the change in our business. Pursuant to the exchange transaction, effective March 10, 2010, we changed our corporate name to Image Metrics, Inc.

Description of Business

Unless the context otherwise requires, “we,” “our,” “us” and similar expressions refer to Image Metrics prior to the closing of the exchange transaction on March 10, 2010, and Image Metrics, Inc., as successor to the business of Image Metrics, following the closing of the share exchange transaction.

Overview of Our Business

We are an established provider of technology-based facial animation solutions to the interactive entertainment industry.  Using proprietary software and mathematical algorithms that “read” human facial expressions, our technology converts video footage of real-life actors into 3D computer generated animated characters.  We believe that our technology gives us massive differentiation, and has made us into the leader in the field of facial animation in terms of quality, cost and completion time.  In many contexts, we are able to accomplish what other methods simply cannot.  Examples of our facial animation projects include the 2008 “Grand Theft Auto IV” video game, which generated over $500 million in sales in its first week, and the 2009 computer generated aging of Brad Pitt in the feature film “The Curious Case of Benjamin Button,” which won three Oscars including one for achievement in visual effects.

We were founded in 2000, utilize a staff of 43 full-time employees, and have more than 60 man-years — and $14.0 million — invested in our computer vision based software.  Our key intellectual property consists of one patent registered in the United States, four additional patents in process, the identification of 16 potential new patents, and significant well-documented trade secrets.  We are continually updating our software and are prosecuting a rich roadmap of technology innovations.

Founded in the United Kingdom in October 2000 by scientific professionals with extensive credentials in computer vision, we focused on facial animation. Soon after, we applied that technology to the games market on the Sony Computer Entertainment (London) video game, “The Getaway,” in 2002.  Rockstar Games also saw the benefits of our facial animation technology early on, using our services on titles as early as “Manhunt” in 2003.

Following our initial game industry success in the United Kingdom, we saw great potential in the larger entertainment industry based in Hollywood, California.  We were especially interested in introducing our technology to the film industry, which was pushing (and continues to push) the boundaries of photorealism in computer-generated characters.  In 2006, our Santa Monica office was opened.  We quickly expanded our customer base, working with film and visual effects (VFX) studios, commercial producers and additional game developers.

We offer customers varying levels of services, depending upon their individual requirements.  We deliver what we believe is higher quality and more believable computer-generated faces than any other solution on the market.  We believe that we are also able to deliver these services faster and more affordably, and we continually strive to redefine what is possible in facial animation.

Although our core business is providing animation products and services to the gaming and film industries, we plan to exploit our technology platform and current infrastructure to gain cost-effective access to many other potential revenue streams, such as television (particularly programming for children), the development of real-time businesses in virtual worlds and social networking, and licensing products and service into non-entertainment markets.  Our primary mission is to maximize revenue and gross margins from existing B2B (business to business) businesses, and then to monetize additional commercial applications, particularly in the B2C (business to consumer) realm.  Prior to 2008, our corporate emphasis was on developing technology rather than sales.  In 2008, our current management assumed their positions and, in 2009, a growth plan was implemented that included our recently installed sales force.

We have a strong executive team with broad-based experience in managing and ramping later-stage development companies.  The collective expertise of this group encompasses building B2B and B2C enterprises, technology and product development, sales and marketing, financial structuring, mergers and acquisitions, public company management and other requisite professional skills.

Our Chairman of the Board has spent the past 25 years at the forefront of computer graphics, having participated in the design of the technology used in the motion picture “Jurassic Park” and in building the graphics platform used by Nintendo.  Our Chief Executive Officer has been affiliated with two companies that have completed initial public offerings and has served as a senior officer of three public companies.  He has experience with accelerating growth in technology companies, and joined us in 2008 to attract talented employees and to scale our technology into a large commercial enterprise.  Our advisors include the former Chief Executive Officer of NCsoft Corp., a massively multiplayer gaming company, and the co-founder of the social networking company, MySpace.com, and the leading animated television technology company, Toon Boom Animation Inc.

Industry and Market Overview

The facial animation market is not specifically followed by independent market research firms, but independent research is available around animation in general and on the video game and film businesses.  Using independent research from companies such as Acacia Research Group, SCRI International, Inc. and NPD Group, we have developed estimates for the facial animation market.  These estimates indicate that the facial animation market generated $807 million of revenue in 2006, $1.4 billion in 2008, and is forecast to grow to $1.9 billion by 2011.

As facial animation technology has improved, we believe that market demand has increased, driven both by growing audience expectations and by the artistic demands of producers to animate faces realistically and cost-effectively for the first time.  The simultaneous improvement in consumer hardware has further expanded the number of platforms upon which our output can be experienced.

In the immediate future, we have two primary target markets:  computer games and animated films.  These two key B2B markets, dominated by professional graphic artists, continue to perform strongly against a difficult economic environment.  The global computer games market grew 20% in 2008 and the film industry showed resilience with slight revenue gains.  Animation is a product differentiator in both industries and is expected to benefit from additional investment over time.  Within these two markets, our customers include:

Games:	2K Games	CapCom	MTV Interactive	Ubisoft

	Activision Blizzard, Inc.	Code Masters	Rockstar Games

	Bethesda Game Studios	Electronic Arts, Inc.	Sony Computer Entertainment

Film:	Digital Domain	Sony Pictures Imageworks

	Double Negative	Threshold Entertainment

We own what we consider to be a paradigm-shifting technology in the field of performance-driven facial animation.  The technology creates highly realistic animated faces, which are otherwise difficult or expensive (or both) to create.  The technology is typically used in the production of computer games and high-budget films; however, new applications are expanding the market to include television, advertising and eventually consumer-generated animated content over the Internet (online gaming, social networking and virtual worlds).  We estimate that the size of the television market for facial animation is as large as all other current markets combined, and we believe that our technology is well suited to their specific needs.  We believe there is also a large opportunity in online interaction (i.e., social networking, virtual worlds and multiplayer games online), although it is difficult to quantify in its nascent stages.  To support sales to existing and future markets, we employ a dozen newly-hired sales and marketing professionals organized by market vertical and geography.

Competition

We primarily compete with two legacy methods for creating facial animation:  hand animation and facial motion capture.  Hand animation requires highly talented artists for long periods of time, is expensive to accomplish and is challenged in creating images which are realistic and believable.  Motion capture uses facial markers which capture only part of the facial expressions and emotions.  The process is complicated, and we believe that the quality is low and the results are often disappointing.  Accordingly, we maintain a competitive advantage through design quality, aesthetic potential, reliability and constant attention to project timeframes and costs.

There are existing technologies in the market, but they generally make minor improvements to efficiency in the traditional methods:

•	Increases hand animation efficiency: Autodesk’s Face Robot.®

•	Improves motion capture efficiency: Pendulum’s AlterEgo, MotionBuilder and Vicon’s Diva/Blade.

Because all of these technologies made only minor improvements to the overall efficiency in facial animation, the market has developed the impression that believable facial animation is incredibly difficult to accomplish.  As we have entered the market, we have found immediate acceptance and competitive advantage when we demonstrate how easy it is to use our technology.  In fact, we believe that as people adopt our software in place of other facial animation methods, the overall use of facial animation will rise, expanding our market further.

There have been, and will continue to be, many attempts to create a directly competing technology.  Many companies in the film business which have attempted to develop their own technology solution, have not been satisfied with their own results, and are now in various stages of discussion with us about adopting our technology platform.   There have been a series of technological approaches launched by companies or incubated within the research community, but none that we believe have been able to come close to our technology leverage, scalability, or market penetration.  To date, we are not aware of any direct competitor or technology that can offer the same value proposition to the customer in any of our current or proposed markets.

Technology and Intellectual Property

Traditionally, animated visual entertainment has relied on frame-by-frame animation or highly invasive “motion-capture” (“mo-cap”) equipment to reproduce human facial movements.  Both methods are costly, labor-intensive and in the case of mo-cap, require actors to wear special equipment in purpose-built studios.  Our software captures facial details direct from video footage and produces potentially photo-real facial animation with minimal manual intervention, eliminating the need for special equipment and substantially accelerating the entire animation process.  Our technology is superior to alternative animation products in three principal respects:

•	Quality. We capture realism at a far greater degree of fidelity and subtlety than any other method of facial animation.

•	Speed. We remove a massive amount of human grunt-work from the animation process, leading to far faster turnaround times.

•
Simplicity.  Our solution is incredibly simple to use.  No special cameras, no special markers, no specific procedures are required.  Traditional motion capture solutions require tracking markers to be glued to the face, or extensive make-up to be used, both of which cause discomfort to the actors themselves.

Adopting our technology can make facial animation immediately faster, better or cheaper for the customer.  Our customers choose how to put this technological leverage to work:  some use it to deploy high quality animation faster, with turn-around times that would be difficult to match with traditional methods.  Some customers use the platform to raise the quality of their animation for a specific amount of animator time.  Still other customers realize cost savings in their standard quality of animation, versus their past methods.

We have more than 60 man-years invested in our core computer vision software.  Our key intellectual property consists of one patent registered in the United States, four additional patents in process, the identification of 16 potential new patents, and significant (documented) trade secrets.

We are continually updating our software and have built a pipeline of enhancements to the features of our technology.  Our next generation platform will materially increase the speed at which a video may be analyzed, further shrinking production time for creators of games and producers of animated films.  We also believe that we can efficiently use our existing technology platform and its embedded costs to leverage into new markets such as television and social networking, as most of the fixed costs have already been absorbed by our existing businesses (video gaming and film).

Products and Services

Our key areas of expertise are model-based analysis, where systems are created to learn about objects as they appear in images, and model-based graphics, where systems are built to learn how to make 3D objects move.  To date, most of our images have related to faces, but the range of potential applications is much wider.  We have already built a pipeline of facial animation products.  These products are offered on a full-service, software-as-a-service (SaaS), or software licensing basis.

Full Service and SaaS Offerings

In a SaaS project, the customer manages the creative process in-house and uses their animators to execute the animation.  We provide the software tools, training and process expertise they need to get the leverage out of our solution.  In a full service project, we provide both the animators and the technology to deliver a finished product which is tailored to each customer’s specifications.

Our review of a customer’s needs usually indicates whether they should pursue a full-service or SaaS solution.  Generally, customers who want creative control and have qualified animators gravitate towards a SaaS solution, while those who are understaffed or for who artistic direction is less important will choose full-service.

Full service commands higher revenue because of the value-added steps in the process, but overall margin is lower due to the low-margin human component of costs.  We have traditionally been heavily full-service focused, and only introduced the SaaS product in 2008.  However, we believe that the market will rapidly adopt the SaaS product over the coming 24 to 36 months, which will contribute to growing margins.

Software Licensing

We have also begun to license our software, although this practice is in its early stages.  Licensing should enable us to quickly access large existing commercial and consumer markets without significant up-front expenditures and start-up time.
Beyond the professional entertainment market, we see untapped potential in online consumer markets.  According to independent investment banking firm Avista Partners, there are more than 900 million interactive users in the United States alone, playing multiplayer games, interacting on social networks and working together in virtual worlds.

The common thread between these markets is that the users are fundamentally online to interact with others via an “avatar.”  An avatar is a computer user’s representation of himself/herself or alter ego, in the form of a three-dimensional model used in computer games or a two-dimensional picture used on Internet forums or in other communities.    Almost every online character has a face, and being able to project realistic facial movement in the world improves intimacy and generates more natural and real interactions.  As a result, we believe that users will likely spend longer periods of time online, purchase more goods and services, and their general satisfaction will be enhanced.

We are actively adapting our technology to address this opportunity.  Our new real-time technology captures real-time facial movement from any web-cam, and transmits it into these virtual environments.  We have identified early development partners in these markets and believe that this product can be first-to-market for applications such as in-world face-to-face interaction, multiplayer gaming, in-world training, virtual video conferencing and in-world conferences and symposia.

Highlights of Growth Strategy

After eight years of product development, we believe that our technology has been largely market tested, and since 2009 we have been transitioning our focus to appropriately packaging and distributing our products and services.  We have spent the past 18 months preparing the business to capitalize on our core markets, as well as new market opportunities.  We have hired a new senior management team, several independent board members and an industry-experienced advisory board.  We have developed the seed of what we believe to be a formidable sales force, refined the message to our market and started gathering proof points on how to scale our revenue in these markets.

We are currently preparing to accelerate revenue growth and product development.  Management’s growth strategy includes the following elements:

•
Continue to penetrate the core film and games markets.  In 2009, we booked more business from new customers than in the previous three years combined.  Our new sales force has developed a strong pipeline of business. We intend to continue this growth through continued refinement of our product messaging, aggressive industry marketing and expansion of our existing sales force.

•
Create OEM/partnership programs to accelerate sales.  We have received unsolicited interest from third-party service providers in reselling our facial animation products and services.  Traditional animation companies, motion capture services, and audio capture services have had difficulty providing high-quality facial animation at a profit, and we believe that our products will provide them with an additional margin and revenue opportunity.  We believe that we can develop revenue-sharing relationships with these companies that are beneficial for both sides.  In addition, the games and film businesses are connected to a rich ecosystem of technology companies that we believe would make fitting partners for us.

•
Market our products globally.  Our historic business assumes only sales from the United States and the United Kingdom, where we have existing operations.  A large portion of the film and games business takes place in other geographic markets, and we intend to expand our sales and marketing efforts to cover continental Europe, Southeast Asia, China, India, Japan and South America.  We believe that our expansion will include hiring additional sales people in key geographical regions, and creating partnership or strategic relationships in others.

•
Develop the animated television series market.  Animated television series represent a potentially rich untapped market for us, possibly doubling our aggregate addressable market.  There are many computer graphics applications in the market, with a large number of face/seconds of animation, and there is no current technology solution in the market for facial animation.  We believe that our product can be adapted to provide a highly differentiated offering for this market.  We plan to develop a channel strategy to enter this market, to engage with partners to identify the specific needs of this market, and to develop the appropriate product for the market.  Our current forecasts do not rely on any revenue from this market; however we have already begun working with partners to understand the market better.

•
Explore opportunities in online consumer interaction, including social networking, multiplayer games and virtual worlds.  A portion of the proceeds from our recent private placement will be used to address the potential B2B and B2C markets for our products within the virtual world where companies create communities and attract users to interact through games, chatting and social networking.  We believe the revenue potential and scalability from virtual worlds are significant.  While this market is in its early stage of development, we believe that a small amount of investment now can position us to be first-to-market in an exciting and potentially lucrative space.  Management believes that there are multiple revenue opportunities, including licensing, revenue-sharing on virtual goods and participation in premium subscriptions.

•
Introduce new products into all markets.  Our technology roadmap includes a variety of new proprietary products that we believe will have immediate uptake in the market, and will raise our average revenue per customer in the future.  We also believe that customers will grow to rely on these new products, which will increase switching costs and will increase customer retention over time.

•
Pursue strategic mergers and acquisitions.  While our management team believes that focus on organic growth is critical, we have engaged from time to time in discussions with other technology companies about potential business combinations.  Our management team has significant experience in mergers and the integration of operating companies, and we believe that strategically appropriate, well-executed acquisitions could create accelerated growth.  The ideal acquisitions would be complementary businesses, assets and technologies that share the same customer target and value proposition as us.  These combinations could raise average customer value, increase the depth of customer relationships and better leverage our investment in developing our sales channels into these markets.  We currently have no commitments or agreements with respect to any acquisitions.

Sales and Marketing

Historically, we have focused on technology development rather than aggressively driving sales.  Within the last 18 months, we have completely revamped and bolstered our senior management and sales teams, placing a far stronger emphasis on revenue generation from our existing range of products and services.  The sales force is structured for direct sales to gaming and film industry customers, greater account penetration to further the adoption of our services and expansion into new revenue areas (including international markets, social networking, virtual worlds and licensing to entertainment and non-entertainment industries).  Our sales professionals are experienced in selling animation products and services and they are organized by geography.  A significant portion of the proceeds from our recent private placement will be dedicated to supporting and expanding our sales and marketing efforts.

Our current sales force is comprised of 12 individuals, all of whom have been hired in the last several months.  The sales team includes sales people and technical account managers who facilitate adoption of the products by customers.  The group has a sales coordinator and a marketing coordinator.  In the future, the sales force plans to spend most of its time addressing existing markets and the balance of its time expanding new markets.  Each sales person sells both game and film animation, so we do not believe there is a need for two distinct sales teams.  We intend to spend more time, effort and money to enhance and expand our industry relationships by attending U.S. and foreign trade shows, and other industry-specific B2B events.  We intend to expand our public relations activity, and develop an investor relations and media capability, to grow our profile in the marketplace.

Government Regulation

Our activities currently are subject to no particular regulation by governmental agencies other than that routinely imposed on corporate businesses.  However, a number of our customers and potential customers, such as developers of interactive software games, are in industries where software products containing graphic violence and sexually explicit material are subject to consumer advocacy group opposition, government rating systems and, in certain cases, retailer sales bans.  We cannot predict the impact of future regulations on either us or our customers.

Employees

We had 43 full-time employees as of March 10, 2010, of whom 25 were in product development, operations, and engineering, 12 in sales and marketing, and 6 in general, administrative and executive management.  In addition, the company makes use of a varying number of temporary employees and outsourced services to manage the normal cyclical growth and decline of animation staff requirements.  None of these employees is covered by a collective bargaining agreement and our management considers relations with employees and services partners to be good.

Facilities

We lease approximately 13,000 square feet of office space in Santa Monica, California and 2,350 square feet of office space in Manchester, England, to house our administrative, marketing and product development activities.  We pay $50,000 per month in rent in Santa Monica, under a lease that expires in March 2013, and $7,000 per month in rent in Manchester, under a lease that expires in November 2012.

Legal Proceedings

We are not involved in any pending or threatened legal proceedings.

Risk Factors

Our business involves significant risks and uncertainties, many of which are beyond our control, and any investment in our common stock involves a high degree of risk. Discussed below are many of the material risk factors faced by us that may have an impact on our future results.

Risks Related to Our Business and Our Industry

We have a limited operating history, which limits the information available to you to evaluate our business, and have a history of operating losses and uncertain future profitability.

We were incorporated in October 2000 and began generating revenue in February 2001.  We have incurred significant operating losses and have an accumulated deficit of $25,983,000 as of September 30, 2009.  We incurred a loss from operations of $1,262,000 during the three months ended December 31, 2009, and expect to continue operating at a loss for some period of time.  Due to these conditions, prior to the completion of our private placement, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern.  Prospective investors will have limited operating and financial information to evaluate our historical performance future prospects.  As of the date hereof, we face the risks and difficulties of an early-stage company including the uncertainties of market acceptance, competition, cost increases and delays in achieving business objectives.  There can be no assurance that we will succeed in addressing any or all of these risks, that we will achieve future profitability, or that we will achieve profitability at any particular time.  The failure to do so would have a material adverse effect on our business, financial condition and operating results.

Because the games and film industries are always evolving, their future growth and ultimate size are difficult to predict.  Our business will not grow if the use of our facial animation services does not continue to grow.

We are a provider of technology-based facial animation services to the entertainment industry.  Our industry is in the early stages of market acceptance of products and related services and is subject to rapid and significant technological change.  Because of the new and evolving nature of facial animation technology, it is difficult to predict the size of this specialized market, the rate at which the market for our facial animation services will grow or be accepted, if at all, or whether emerging computer-generated animation technologies will render our services less competitive or obsolete.  If the market for our facial animation services fails to develop or grows slower than anticipated, we would be significantly and materially adversely affected.

If our products and services do not achieve market acceptance, we may not achieve our revenue and earnings goals in the time projected, or at all.

If we are unable to operate our business as contemplated by our business model or if the assumptions underlying our business model prove to be unfounded, we could fail to achieve our revenue and earnings goals within the time we have projected, or at all, which would have a detrimental effect on our business.  As a result, the value of your investment could be significantly reduced or completely lost.

Our ability to generate revenue is highly dependent on building and maintaining relationships with film and visual effects (VFX) studios, commercial producers and game developers.  No assurance can be given that a sufficient number of such companies will demand our facial animation services or other computer-generated animation services, thereby expanding the overall market for digital characters in films, games and other forms of entertainment and enabling us to increase our revenue to the extent expected.  In addition, the rate of the market’s acceptance of other computer-generated animation technologies cannot be predicted.  Failure to attract and maintain a significant customer base would have a detrimental effect on our business, operating results and financial condition.

Our future growth will be harmed if we are unsuccessful in developing and maintaining good relationships with entertainment companies.

Our business strategy may in the future be dependent on our ability to develop relationships with entertainment companies to increase our customer base.  These companies recommend our services to their customers, provide us with referrals and help us build presence in the market.  These relationships require a significant amount of time to develop.  Currently, we have established a limited number of these relationships.  We must expand current relationships and establish new relationships to grow our business in accordance with our business plan.  We may not be able to identify, establish, expand and maintain good relationships with quality entertainment companies.  Additionally, it is uncertain that such relationships will fully support and recommend our facial animation services.  Our failure to identify, establish, expand and maintain good relationships with quality entertainment companies would have a material and adverse effect on our business.

The majority of the contracts we have with customers are cancelable for any reason by giving 30 days advance notice.

Our customers have historically engaged it to perform services for them on a project-by-project basis and are required by us to enter into a written contractual agreement for the work, labor and services to be performed.  Generally, our project contracts are terminable by the customer for any or no reason on 30 days advance notice to us.  If a number of our customers were to exercise cancellation rights, our business and operating results would be materially and adversely affected.

We have a large concentration of business from a small number of accounts.  A decision by a key customer to discontinue or limit its relationship with us could have a material adverse effect on our business.

We have been highly dependent on sales of our facial animation products to a small number of accounts.  Approximately 90% of our revenue for fiscal 2009 resulted from sales to three customers (including Take-Two Interactive Software, Inc. and Sony Computer Entertainment), and 87% of our revenue for fiscal 2008 resulted from sales to two customers (Take-Two Interactive and Digital Domain, Inc).  Therefore, at present, a significant portion of our business depends largely on the success of specific customers in the commercial marketplace.  Our business could be adversely affected if any of our key customers’ share of the commercial market declined or if their customer base, in turn, eroded in that market.  A decision by one or more of our key customers to discontinue or limit its relationship with us could result in a significant loss of revenue to us and have a material adverse impact on our business.

Our operating results will be harmed if we are unable to manage and sustain its growth.

Our business is unproven on a large scale and actual revenue and operating margins, or revenue and margin growth, may be less than expected.  If we are unable to scale our production capabilities efficiently, we may fail to achieve expected operating margins, which would have a material and adverse effect on our operating results.

Our facial animation services may become obsolete if we do not effectively respond to rapid technological change on a timely basis.

Our facial animation services are new and our business model is evolving.  Our services depend on the needs of our customers and their desire to create believable facial performances in computer-generated characters.  Since the games and film industries are characterized by evolving technologies, uncertain technology and limited availability of standards, we must respond to new research and development and technological changes affecting our customers and collaborators.  We may not be successful in developing and marketing, on a timely and cost-effective basis, new or modified services, which respond to technological changes, evolving customer needs, and competition.

If we fail to recruit and retain qualified senior management and other key personnel, we will not be able to execute our business plan.

Our business plan requires us to hire a number of qualified personnel, as well as retain our current key management.  The industry is characterized by heavy reliance on software and computer graphics engineers.  We must, therefore, attract leading technology talent both as full-time employees and as collaborators, to be able to execute our business strategy.  Presently, our key senior management and key personnel are Michael Starkenburg, President and Chief Executive Officer, Ron Ryder, Chief Financial Officer, Brian Waddle, Executive Vice President, and Kevin Walker, Ph.D., Chief Technology Officer.

The loss of the services of one or more of our senior managers could impair our ability to execute our business plan, which could hinder the development of products and services.  We have entered into employment agreements with members of our key senior management team, along with agreements with some of these members regarding confidentiality, non-competition and invention assignment.  Under California law, the non-competition provisions in the employment agreements will likely be unenforceable, which could result in one or more members of our senior management or key personnel leaving us and then, despite our efforts to prevent them from doing so, competing directly against us for customers, projects and personnel.

If we fail to protect our intellectual property our current competitive strengths could be eroded and we could lose customers, market share and revenue.

Our viability will depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish its service from its competitors’ products and services.  To protect its proprietary technology, we rely primarily on a combination of confidentiality procedures, copyright, trademark and patent laws.

We hold a United States patent which expires in December 2025.  We have a number of additional filings pending, or issued, which cover the technology that is related to the subject of our United States patent.  In addition, we are developing a number of new innovations for which we intend to file patent applications.  No assurance can be given that any of these patents will afford meaningful protection against a competitor or that any patent application will be issued.  Patent applications filed in foreign countries are subject to laws, rules, regulations and procedures that differ from those of the United States, and thus there can be no assurance that foreign patent applications related to United States patents will issue.  If these foreign patent applications issue, some foreign countries provide significantly less patent protection than the United States.  In addition, our contractual relationships give rights, including ownership rights, in proprietary technology to parties other than us.  The status of patents involves complex legal and factual questions and the breadth of claims issued is uncertain.  Accordingly, there can be no assurance that our patents, and any patents that may be issued to us in the future, will afford protection against competitors with similar technology.  No assurance can be given that patents issued to us will not be infringed upon or designed around by others or that others will not obtain patents that we would need to license or design around.  If other companies’ existing or future patents containing broad claims are upheld by the courts, the holders of such patents could require companies, including us, to obtain licenses or else to design around those patents.  If we are found to be infringing third-party patents, there can be no assurance that any necessary licenses would be available on reasonable terms, if at all.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or obtain and use information that we regard as proprietary.  Unauthorized use of our proprietary technology could harm our business.  Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and there can be no assurance that we will be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our products and services do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur which could have a material adverse effect on our business.

Our business is heavily reliant upon patented and patentable systems and methods used in our  facial animation technology and related intellectual property.  In the event that products and services we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products and services or obtain a license for the manufacture and/or sale of such products and services.  In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.  Moreover, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action.  Any litigation would also require our management to devote their time and effort to fight it, which would detract from their ability to implement our business plan, and would have a negative impact on our operations.  In addition, if our products and services or proposed products and services are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business.

Our customers are subject to numerous entertainment industry regulations, which could adversely affect the nature and extent of the services we offer as a result of changes in the regulatory or political climate.

Many aspects of the games and film industries are subject to legislation at the federal level concerning graphic violence and sexually explicit material.  From time to time, the regulatory entities that have jurisdiction over the industries adopt new or modified regulations or take other actions as a result of their own regulatory processes or as directed by other governmental bodies, including legislative and other authorities.  This changing regulatory and political environment could adversely affect the nature and extent of the services we are able to offer.

We may in the future experience competition from film studios and game developers.

Competition in the development of facial animation technology is expected to become more intense.  Competitors range from university-based research and development graphics labs to development-stage companies and major domestic and international film studios and game developers.  Many of these entities have financial, technical, marketing, sales, distribution and other resources significantly greater than those of ours.  There can be no assurance that we can continue to develop our facial animation technology or that present or future competitors will not develop computer-generated animation technologies that render our facial animation technology obsolete or less marketable or that we will be able to introduce new products and product enhancements that are competitive with other products marketed by industry participants.

If we fail to properly identify, negotiate and execute potential business combinations, any merger and acquisition activity may adversely affect the value of your investment.

We may engage in mergers and acquisitions activity to accelerate our growth and market presence, and our growth strategy includes such acquisitions.  These transactions may cause you to experience dilution in your equity ownership percentage, and there can be no assurance that we will be able to successfully execute upon these potential acquisitions.  These transactions may have a significant impact upon our overall business, management focus and ongoing cash requirements.  If we fail to properly identify appropriate strategic targets, to negotiate advantageous financial terms, to retain key personnel from acquired companies, or to properly complete and integrate these operations, our business may be adversely affected.

Our customers are on various payment schedules and liquidity may be negatively impacted if payment schedules change or customers are slow to pay.

We have negotiated a variety of payment schedules with customers, and there is no standard for payment cycles in our business.  These payment schedules are likely to change, and we may not be able to negotiate equally favorable payment schedules in the future. Further, we are vulnerable to delays in payments by customers for services rendered or the uncollectability of accounts receivable.  Either of these factors could have a material adverse effect on our liquidity and working capital position.  We are subject to credit risks from time to time, particularly in the event that any of our receivables represent sales to a limited number of customers.  Failure to properly assess and manage such risks could require us to make accounting adjustments to our revenue recognition policies and our allowance for doubtful accounts.

The value of your investment may be significantly reduced if we cannot fully fund our growth strategy from the net proceeds of the private placement and from projected revenue.

We assume that we will be able to significantly fund the development and growth of our business from existing and projected revenue, along with the net proceeds from the private placement, to operate for the next 12 months as a going concern.  To execute our growth strategy, we expect to need significant further development of both our technology and our marketing infrastructure in existing and new markets.  We have not completely identified all of the development and marketing requirements to successfully execute this strategy.  If we are unable to raise in the private placement, or generate on our own, the necessary funds for operations and to fully implement the actual required development, marketing and expansion activities, we will be required to seek additional capital to fund these activities, and may not be able to continue as a going concern.  In addition, our plans or assumptions with respect to our business, operations and cash flow may materially change or prove to be inaccurate.  In this case, we may be required to use part or all of the net proceeds of the private placement to fund such expenses and/or seek additional capital.  This will depend on a number of factors, including, but not limited to:

•	the growth, condition and size of the games and film industries;

•	the rate of growth of customer interest in believable facial animation in their games and films;

•	the rate of market acceptance and new customer acquisition of our products;

•	the rate of new product introduction and uptake by customers;

•	our ability to negotiate favorable pricing and participation terms with customers;

•	our ability to negotiate favorable payment arrangements with customers; and

•	our ability to execute against our growth strategy and manage cash effectively.

If we attempt to raise additional capital, it may not be available on acceptable terms, or at all.  The failure to obtain required capital would have a material adverse effect on our business.  If we issue additional equity securities in the future, you could experience dilution or a reduction in priority of your stock.

Risks Related to Our Common Stock

Because we became public through a share exchange transaction (or reverse acquisition), we may not be able to attract the attention of major brokerage firms.

Additional risks are associated with our becoming public through a reverse acquisition. For example, security analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any public offerings on our behalf in the future.

If we do not timely file and have declared effective the initial registration statement required pursuant to our private placement, we will be required to pay liquidated damages.

As part of our private placement, we entered into a registration rights agreement. Under this agreement, we are obligated to file an initial registration statement providing for the resale of the shares of common stock underlying the series A convertible preferred stock and the warrants. Pursuant to the agreement, we agreed to file and have declared effective the registration statement by a certain date. If we do not meet this timeline, we must pay liquidated damages in the amount equal to 2% of the aggregate investment amount per month, subject to a maximum limit of 12% of the aggregate investment amount.

If and when our registration statement becomes effective, a significant number of shares of common stock will be eligible for sale, which could depress the market price of our common stock.

Following the effective date of the registration statement, a significant number of our shares of common stock will become eligible for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a person who has held restricted shares for a period of six months may, upon filing a notification with the SEC on Form 144, sell our common stock into the market, subject to certain limitations.

There has been no active public trading market for our common stock.

There is currently no active public market for our common stock. An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the market value and increase the volatility of your shares of common stock. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

The market price of our common stock may be volatile and may decline in value.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks, in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We also established an incentive compensation plan for our management and employees. We expect to grant options to purchase shares of our common stock to our directors, employees and consultants and we will grant additional options in the future. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our executive officers and directors beneficially own as a group approximately 51.9% of our outstanding shares of common stock, inclusive of shares of common stock issuable upon conversion of our series A convertible preferred stock. As a result, these stockholders will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Our common stock is considered “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is quoted on the OTC Bulletin Board, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We intend to apply for trading our common stock on Nasdaq, although we may not satisfy its eligibility criteria for listing or will ever be listed on Nasdaq.

We intend to apply to list our common stock for trading on the Nasdaq Capital Market.  No assurance can be given that we will satisfy the eligibility criteria or other initial listing requirements, or that our shares of common stock will ever be listed on Nasdaq or another national securities exchange.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation provides for the authorization to issue up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth above and elsewhere in this report. Important factors that may cause actual results to differ from these forward-looking statements include, but are not limited to, for example:

●	adverse economic conditions,

●	inability to raise sufficient additional capital to operate our business,

●	unexpected costs, lower than expected sales and revenues, and operating deficits,

●	adverse results of any legal proceedings,

●	the volatility of our operating results and financial condition,

●	inability to attract or retain qualified senior management personnel, including software and computer graphics engineers, and

●	other specific risks that may be referred to in this current report.

All statements, other than statements of historical facts, included in this current report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this current report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from expectations under “Risk Factors” and elsewhere in this current report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this current report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of Image Metrics’ financial condition and results of operations should be read in conjunction with Image Metrics’ financial statements and related notes included under Item 9.01(a) of this current report.

Overview

Image Metrics is an established provider of technology-based facial animation solutions to the interactive entertainment industry.  Using proprietary software and mathematical algorithms that “read” human facial expressions, our technology converts video footage of real-life actors into 3D computer generated animated characters.   We believe we are the leader in the field of facial animation in terms of quality, cost and completion time.

Image Metrics was founded in 2000, utilizes a staff of 43 full-time employees, and has more than 60 man-years — and $14.0 million — invested in its computer vision based software.  Prior to 2008, Image Metrics’ corporate emphasis was on developing technology rather than sales.  In 2008, our current management assumed their positions and, in 2009, a growth plan was implemented that included our recently installed sales force.

Although Image Metrics’ core business is providing animation products and services to the gaming and film industries, our technology platform and current infrastructure are able to support cost-effective access to many other potential revenue streams, such as computer animated television series (particularly programming for children), the development of real-time businesses in virtual worlds and social networking, and licensing products and services into non-entertainment markets.  Our primary mission is to maximize revenue and gross margins from our existing B2B (business to business) markets, and then to monetize additional commercial applications, particularly in the B2C (business to consumer) realm.

Presently, Image Metrics has a small market share.  Our management anticipates being able to grow our presence with our competitive advantages, our recently-formed management team and the additional capital from our recent private placement.  Our revenue for the fiscal year ended September 30, 2009 was approximately $3.9 million.

Our historic revenue has been generated from our existing video game and film animation businesses only, and does not include our prospects for television, social networks and product licensing.

Revenue Model

In our core business we make money by charging a “per second” fee for each second of animation that is created for each character on the screen.  For the same animation dollar, the current generation of our technology platform can create up to ten times the quantity of animation as a human alone.  A typical game may have 100 to 200 face/minutes of animation, and a feature film may have 50 to 75 face/minutes of animation.  These fees are based on the quality of the finished animation, and range from $50 per second for simple in-game characters, to more than $500 per second for film quality animation.  This per second fee model allows us to participate more fully in the value we create for customers.  We are also actively exploring opportunities to derive revenue from royalty agreements, product licensing and revenue-sharing with customers.

We have been able to achieve gross product margins of up to 75% on certain projects during the past two years.  We believe this is a direct result of the value that the technology brings to our business model.  We are constantly reviewing methods to further increase margins through technology advancements, rebalancing our revenue mix to focus on higher-margin products, and by entering new high-margin markets.

We currently envision software licensing, within and beyond the entertainment industries, as a major contributor to future revenue growth.  As an example, we have licensed our technology to Optasia Medical, a company (which is 35% owned by us) that develops image analysis solutions for the biomedical sector.  Further licensing opportunities exist with game console manufacturers such as Sony and Microsoft, with PC hardware vendors such as Intel, AMD, nVidia, Hewlett-Packard and Dell, and outside the entertainment space in industries such as defense and intelligence.  In the future, the larger the addressable market, the more likely we will serve it through licensing and revenue-sharing agreements.

Results of Operations

Comparison of Three Months Ended December 31, 2009 and 2008

The following table sets forth key components of results of operations during the three months ended December 31, 2009 and 2008, both in dollars and as a percentage of revenue.  The acquisition of Image Metrics Limited by us was entered into after December 31, 2009.  The combined presentation below refers to that of Image Metrics Limited and Image Metrics CA, Inc.

	Unaudited Three Months ended December 31,
	2009		2008
	Amount	% of Revenue	Amount	% of Revenue
Revenue	2,387	100.0%	1,394	100.0%
Cost of revenues (exclusive of depreciation shown separately below)	(814)	-34.1%	(435)	-31.2%
	1,573	65.9%	959	68.8%
Operating Expenses
Sales & marketing	(353)	-14.8%	(584)	-41.9%
Research & development	(384)	-16.1%	(387)	-27.8%
Depreciation and amortization	(44)	-1.8%	(66)	-4.7%
General & administrative	(2,054)	-86.0%	(985)	-70.7%
Total Operating expenses	(2,835)	-118.8%	(2,022)	-145.0%

Operating loss	(1,262)	52.9%	(1,063)	-76.3%

Other Income (expense)
Foreign exchange gain	15	0.6%	448	-32.1%
Interest expense	(80)	-3.4%	(120)	-8.6%
Total other income (expense)	(65)	-2.8%	328	-23.5%

Loss before taxes	(1,327)	55.6%	(735)	-52.7%
Provision for income taxes	—	0.0%	—	0.0%
Net loss	(1,327)	55.6%	(735)	-52.7%

Total revenue for the three months ended December 31, 2009 increased by 71% to $2.39 million in the three months ended December 31, 2009, compared to $1.39 million in the three months ended December 31, 2008.  The improvement is due to the timing of service revenue demand from Image Metrics’ largest customer based on its game delivery schedule.

Costs of Revenue, excluding depreciation and amortization

Costs of revenue consist largely of direct personnel costs incurred to deliver animation services.  Costs of revenue, excluding depreciation and amortization, increased by 87%, or $0.38 million, to $0.81 million for the three months ended December 31, 2009, from $0.43 million for the three months ended December 31, 2008.  Cost of revenue increase was the result of an increase in the number of projects and service deliverables. Image Metrics’ profit margin stayed relatively consistent as the gross margin for the three months ended December 31, 2009 and 2008 was 66% and 69%, respectively.

Sales and Marketing

Sales and marketing expenses include compensation costs, incentive compensation, travel expenses, advertising and outside consultants assisting Image Metrics with market analysis.  Sales and marketing expenses decreased 48%, or $0.23 million, to $0.35 million for the three months ended December 31, 2009 from $0.58 million for the three months ended December 31, 2008.  As a percentage of revenue, sales and marketing expenses for the three months ended December 31, 2009 decreased by 27% compared to the three months ended December 31, 2008. The number of full-time sales staff remained consistent between the periods, the decrease in expense is due to the completion of one time marketing projects by outside consultants and costs incurred for the production of marketing materials.

Research and Development

Research and development expenses are comprised of product research and development compensation costs and sundry materials used in the department.  Research and development expenses were approximately the same at $0.38 million for the three months ended December 31, 2009 and $0.39 million for the three months ended December 31, 2008.  As a percentage of revenue, research and development expenses decreased by 12% for the three months ended December 31, 2009 from December 31, 2008.  This decrease compared to revenue is a direct result of Image Metrics’ continued service revenue growth.  The department has maintained approximately the same staffing level in each period.

Depreciation

Depreciation expense consists of depreciation of long-lived property and equipment.  Depreciation expenses decreased 33%, to $0.04 million for the three months ended December 31, 2009 from $0.07 million for the three months ended December 31, 2008.  This decrease was a result of certain assets becoming fully depreciated. As a percentage of revenue, depreciation expense decreased to 2% for the three months ended December 31, 2009 from 5% for the three months ended December 31, 2008.

General and Administrative

General and administrative expenses consist principally of employee related costs and expenses for the senior management team, accounting staff, professional fees and occupancy costs.  General and administrative expenses increased 107%, or $1.07 million for the three months ended December 31, 2009 compared to the three months ended December 31, 2008.  The increase is largely associated with one-time legal and professional fees incurred throughout the transactions described in this report.

Interest Expense

Interest expense is from our notes payable.  Interest expense for the three months ended December 31, 2009 decreased 33% to $0.08 million as compared to $0.12 million for the three months ended December 31, 2008.  This decrease was a direct result of Image Metrics maintaining lower debt balances during the three months.

Gain on Foreign Exchange Transactions

Gain on foreign exchange transactions were derived from inter-company revenues and expenses being translated between British pounds and dollars.  Foreign currency translation gains decreased $0.43 million to a foreign currency gain of $0.02 million for the three months ended December 31, 2009 compared to a $0.45 million foreign currency gain for the three months ended December 31, 2008. $0.29 million of the foreign currency gain was from Image Metrics’ conversion of its notes payable to Saffron Hill Ventures.  The foreign exchange gain for the three months ended December 31, 2008 was directly attributable to strengthening of the U.S. dollar against the British pound.

Liquidity and Capital Resources

At December 31, 2009, Image Metrics had $0.33 million of cash and accounts receivables and had access to $1.8 million of external financing, which represents the remaining unused portion of a $2.0 million unsecured convertible bridge loan.

Net cash used in operating activities for the three months ended December 31, 2009 and 2008 was $1.82 million and $1.36 million, respectively.  Image Metrics’ net loss increased by $0.59 million primarily as a result of Image Metrics’ increased legal and accounting professional fees to complete the transactions described in this report.  During the three months ended December 31, 2009, $2.2 million of revenue earned was for work performed for one customer. $1.2 million of this revenue had been paid by the customer prior to the start of the period.   These negative impacts on Image Metrics’ cash from operations were offset by lower ending account receivable balances on December 31, 2009 compared to December 31, 2008.

Net cash used by investing activities for the three months ended December 31, 2009 and 2008 was $0.08 million and $0.05 million, respectively.  Purchases each quarter were primarily for computer equipment.

Net cash provided by financing activities was $1.24 million and $2.01 million for the three months ended December 31, 2009 and 2008, respectively. The net cash provided from financing activities during the three months ended December 31, 2009 was from the issuance of convertible notes to Image Metrics’ primary investor, SHV. While the net cash provided from financing during the three months ended December 31, 2008 included $1.55 million cash received from the sale and issuance of 599,393 shares of Image Metrics’ series B preferred stock and $0.82 million drawn down against Image Metrics’ credit facility with SHV, which was subsequently converted into series B preferred shares of Image Metrics.

Comparison of Twelve Months Ended September 30, 2009 and September 30, 2008

The following table sets forth key components of results of operations during the twelve months ended September 30, 2009 and 2008, both in actual dollars and as a percentage of revenue.  The acquisition of Image Metrics Limited by us was entered into after September 30, 2009.  The results of operations below refer only to that of Image Metrics Limited and Image Metrics CA, Inc.

	Twelve Months ended September 30,
	2009		2008
	Amount	% of Revenue	Amount	% of Revenue
Revenue	3,952	100.0%	4,164	100.0%
Cost of revenues (exclusive of depreciation shown separately below)	(2,965)	-75.0%	(2,247)	-54.0%
	987	25.01%	1,917	46.0%
Operating Expenses
Sales & marketing	(2,706)	-68.5%	(2,151)	-51.7%
Research & development	(2,190)	-55.4%	(2,537)	-60.9%
Depreciation and amortization	(218)	-5.5%	(314)	-7.5%
General & administrative	(2,785)	-70.5%	(3,392)	-81.5%
Total Operating expenses	(7,899)	-199.9%	(8,394)	-201.6%

Operating loss	(6,912)	-174.9%	(6,477)	-155.5%

Other Income (expense)
Foreign exchange gain	537	13.6%	811	19.5%
Interest expense	(404)	-10.2%	(609)	-14.6%
Total other income	133	3.4%	202	4.9%

Loss before taxes	(6,779)	-171.5%	(6,275)	-150.7%
Provision for income taxes	—	0.00%	74	1.8%
Net loss	(6,779)	-171.5%	(6,201)	-148.9%

Revenue in fiscal 2009 was comprised solely of service revenue; whereas in fiscal 2008, $2.53 million of service revenue, with the remainder being non-recurring revenue related to the completion of a contractual obligation.  Total service revenue increased by 56% year-over-year at $3.95 million in fiscal 2009, compared to $2.53 million in fiscal 2008. The increase was largely the result of increased demand for Image Metrics’ services derived from the production requirements of Image Metrics’ largest customer.

Image Metrics’ largest single customer accounted for 82.2% and 77.7% of total consolidated revenues for the fiscal years ended 2009 and 2008, respectively.  Image Metrics’ relationship with the customer is governed by a contract between the two parties which identifies prices for the services to be rendered and payments to be made by the customer to Image Metrics’. The contract expires in February 2011.

Costs of Revenue, excluding depreciation and amortization

Costs of revenue consist of direct personnel costs incurred to deliver animation services.  Costs of revenue, excluding depreciation and amortization, increased by 32%, or $0.72 million, to $2.97 million for the fiscal year ended September 30, 2009, from $2.25 million for the year ended September 30, 2008.  Cost of revenue increase was the result of an increase in the number of projects and service deliverables. Profit margin decreased by 21% year over year, primarily as a result of the loss of high margin exclusivity revenue.

Sales and Marketing

Sales and marketing expenses primarily consist of compensation costs, including incentive compensation, travel expenses, advertising and other sales and marketing related costs.  Sales and marketing expenses increased 26%, or $0.56 million, to $2.71 million for the year ended September 30, 2009 from $2.15 million for the year ended September 30, 2008.  As a percentage of revenue, sales and marketing expenses increased by 17% year-over-year.  The increases were primarily the result of increasing the sales team personnel, which in turn resulted in an increase in related travel and other associated costs for sales.

Research and Development

Research and development expenses consist primarily of employee related costs for product research and development and department related expenses.  Research and development expenses decreased 14%, or $0.35 million, to $2.19 million for the year ended September 30, 2009 from $2.54 million for the year ended September 30, 2008.  As a percentage of revenue, research and development expenses decreased by 5% for the year ended September 30, 2009 from September 30, 2008.   During 2009, Image Metrics’ transitioned its development function from the United Kingdom to the United States resulting in several positions being open for a substantial portion of the 2009 year.  By the end of 2009, all open development positions were filled in the United States.

Depreciation

Depreciation expense consists of depreciation of long-lived property and equipment.  Depreciation expenses decreased 31%, to $0.22 million for the year ended September 30, 2009 from $0.31 million for the year ended September 30, 2008.  This decrease was a result of certain assets becoming fully depreciated. As a percentage of revenue, depreciation expense decreased to 6% for the year ended September 30, 2009 from 8% for the year ended September 30, 2008.

General and Administrative

General and administrative expenses consist principally of employee related costs, professional fees and occupancy costs.  General and administrative expenses decreased 18%, or $0.61 million for the year ended September 30, 2009 compared to the year ended September 30, 2008.  Approximately $0.23 million of the decrease was from one-time charges in fiscal 2008 for severance payments and rent expense reductions resulting from the relocation of customer operations to the United States.  The principal portion of the remaining decrease was from the reduction of recruiting fees of $0.32 million. These decreases were partially offset by increased payroll of $0.25 from hiring new employees to support Image Metrics’ projected growth.  As a percentage of total revenue, general and administrative expenses decreased by 11% for the year ended September 30, 2009 compared to September 30, 2008.

Interest Expense

Interest expense is from notes payable.  Interest expense for the year ended September 30, 2009 decreased 33% or $0.2 million as compared to $0.6 million for the year ended September 30, 2008.  This decrease was a result of lower debt balances during the year.

Gain on Foreign Exchange Transactions

Foreign currency translation gain decreased $0.3 million to a foreign currency gain of $0.5 million for the year ended September 30, 2009 compared to a $0.8 million foreign currency gain for the year ended September 30, 2008.

Income Tax Expense

Image Metrics received a government based research tax credit in the United Kingdom in the amount of $0.07 million for the year end September 30, 2008.  In fiscal year end September 30, 2009, Image Metrics did not qualify for the credit.

Liquidity and Capital Resources

Image Metrics has historically financed operations through cash flows from operations, as well as debt and equity transactions.  At September 30, 2009, Image Metrics had $1.22 million of cash and accounts receivables and had access to $1.65 million of external financing, which represents the remaining unused portion of a $2.50 million unsecured convertible bridge loan.

Net cash used in operating activities for the fiscal years ended September 30, 2009 and 2008 were $3.21 million and $3.36 million, respectively.  The primary offset to Image Metrics’ loss of $6.78 million in fiscal 2009 was an increase to Image Metrics’ deferred revenue balance of $4.01 million from the advance payments by Image Metrics’ customers on contracted deliverable services.

Net cash used by investing activities was $0.20 million in each fiscal year ended September 30, 2009 and 2008.  Fiscal 2009 purchases were primarily of equipment, furniture and leasehold improvements, while fiscal 2008’s main purchases were computer equipment.

Net cash provided by financing activities was $4.09 million, and $1.54 million for the years ended September 30, 2009 and 2008, respectively.  The net cash provided from financing activities during 2009 was from the issuance of notes payable of $3.40 million and $1.55 million received from the sale and issuance of 599,393 shares of Image Metrics’ series B preferred stock. The cash receipts were partially offset from the payment of notes payable in the amount of $0.86 million.  Net cash provided from financing in 2008 included $2.91 million in proceeds from notes payable which was partially offset by $1.38 million of payments on notes payable.

Off Balance Sheet Arrangements

At December 31, 2009, we did not have any off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of SEC Regulation S-K, that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues, or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Cash Requirements

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, including selling equity and seeking additional loans, to meet our expected capital expenditure and working capital for the next 12 months. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2010, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name (1)	Number of Shares Beneficially Owned (2)		Percentage of Shares Beneficially Owned (3)
5% or Greater Stockholder:

Saffron Hill Entities	13,720,722	(4)	48.3%

Verus International Group, Ltd.	1,704,102	(7)	6.9%

Executive Officers and Directors:

David Rolston, Ph.D	66,679	(5)	*

Michael R. Starkenburg	927,320	(8)	3.7%

Ron Ryder	86,408	(9)	*

Brian Waddle	165,190	(10)	*

Kevin Walker, Ph.D	586,104	(6)	2.4%

Ranjeet Bhatia	13,720,722	(4)	48.3%

All executive officers and directors as a group (6 persons)	15,552,423		52.05%

* Less than 1% of outstanding shares of common stock.

(1)	Other than the 5% or greater stockholder listed above, the address of each person is c/o Image Metrics, Inc., 1918 Main Street, 2nd Floor, Santa Monica, California 90405.

(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after March 10, 2010, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)
The calculation in this column is based upon 24,245,735 shares of common stock outstanding on March 10, 2010, which assumes the conversion of all 8,394,098 shares of our series A convertible preferred stock into common stock, plus shares of common stock subject to options or warrants currently exercisable or convertible within 60 days of March 10, 2010. The shares of common stock underlying warrants and stock options are deemed outstanding for purposes of computing the percentage of the person holding them but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)
Includes (a) 1,210,089 shares of our common stock held by Saffron Hill Investors Guernsey Limited, (b) 1,497,307 shares of our common stock held by Saffron Hill Ventures Limited Partnership, (c) 1,923,702 shares of our common stock held by Saffron Hill Ventures Limited Partnership II and (d) 962,030 shares of our common stock held by SHIG1 Ltd., which are related entities in which Ranjeet Bhatia is an officer.  Also includes 3,975,397 shares of common stock issuable upon the conversion of our series A convertible preferred stock and 4,152,197 shares of common stock issuable upon the exercise of warrants purchased in our recent private placement.  The address of the Saffron Hill entities is 4-5 Park Place, London SW1A 1LP, United Kingdom.

(5)	Represents shares of our common stock issuable to the named individual upon the exercise of stock options previously granted by Image Metrics under the 2009 Share Incentive Plan.

(6)
Includes (a) 352,720 shares of our common stock, (b) 20,511 shares of our common stock issuable to Mr. Walker upon exercise of options granted to him on March 10, 2010 with an exercise price of $1 and a total grant of 369, 206 options and (c) 212,873 shares of our common stock issuable to Mr. Walker upon exercise of options granted to him from the 2009 plan on November 23, 2009 with an exercise price of $0.125 and a total grant of 403,339 options.

(7)
Includes (a) 1,089,701 shares of our common stock and (b) 614,401 shares of our common stock issuable to Verus International Group, Ltd. upon exercise of warrants purchased in our recent private placement.

(8)
Includes (a) 61,000 shares of our common stock issuable to Mr. Starkenburg upon exercise of options granted to him on March 10, 2010 with an exercise price of $1 and a total grant of 1,098,000 options and (b) 866,320 shares of our common stock issuable to Mr. Starkenburg upon exercise of options granted to him from the 2009 plan on November 23, 2009 with an exercise price of $0.125 and a total grant of 1,199,520 options.

(9)
Includes (a) 11,438 shares of our common stock issuable to Mr. Ryder upon exercise of options granted to him on March 10, 2010 with an exercise price of $1 and a total grant of 205, 875 options and (b) 74,970 shares of our common stock issuable to Mr. Ryder upon exercise of options granted to him from the 2009 plan on November 23, 2009 with an exercise price of $0.125 and a total grant of 224,910 options.

(10)
Includes (a) 15,250 shares of our common stock issuable to Mr. Waddle upon exercise of options granted to him on March 10, 2010 with an exercise price of $1 and a total grant of 274,500 options and (b) 149,940 shares of our common stock issuable to Mr. Waddle upon exercise of options granted to him from the 2009 plan on November 23, 2009 with an exercise price of $0.125 and a total grant of 224,910 options.

 Directors and Executive Officers

Executive Officers and Directors

The names, ages and positions of our executive officers and directors as of March 10, 2010, are as follows:

Name	Age	Position

David Rolston, Ph.D	57	Chairman of the Board

Michael R. Starkenburg	38	President, Chief Executive Officer and Director

Ron Ryder	40	Chief Financial Officer

Brian Waddle	44	Executive Vice President

Kevin Walker, Ph.D	35	Chief Technology Officer

Ranjeet Bhatia	38	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows.  All of such persons joined our company in the same positions that they held in Image Metrics at the closing of the exchange transaction on March 10, 2010.

David Rolston, Ph.D., Chairman of the Board, is a computer graphics pioneer, with over 25 years in the industry.  He joined the Image Metrics board of directors in March 2008 and became Chairman in August 2008.  He has served as the Chief Executive Officer of SiPort, Inc since December of 2009.  Prior to SiPort, he was the Chief Executive Officer of Forterra Systems Inc., a provider of virtual worlds software, and has held this position since June 2005.  From 2001 until joining Forterra, he was General Manager and Vice President of Engineering at ATI Technologies.  He has also held the positions of Chief Executive Officer of Multigen/Paradigm and General Manager/Director of Marketing at Silicon Graphics.  He received a Ph.D. in Computer Science and an M.S.E. degree in Industrial Engineering from Arizona State University, and a B.S.E. degree from Northern Arizona University.

Michael R. Starkenburg, President, Chief Executive Officer and Director, has experience in growing technology companies, both in terms of managing the organizations and providing vision for the technology.  He joined Image Metrics as Chief Operating Officer in February 2008, and was promoted to Chief Executive Officer in September 2008.  From 2003 until joining Image Metrics, he was an advisor to a number of early-stage venture capital firms and technology companies.  He also served as Senior Vice President of Technology for Gemstar-TVGuide (Nasdaq: GMST, sold to Macrovision) from November 2005 through November 2006.  He was a Technology Partner at the Sprout Group, one of the oldest and largest institutional venture capital firms focused on emerging companies, from December 2000 to June 2003. Prior to that, he held senior management positions at Advantix, Inc. (Nasdaq: TIXX, sold to Major League Baseball), Outpost.com (Nasdaq: COOL, sold to Fry’s Electronics), and America Online.  He received his B.B.A. degree in International Business from The George Washington University.

Ron Ryder, Chief Financial Officer, joined Image Metrics as Chief Financial Officer in May 2009.  From October 2006 through May 2009, he was a Principal at MatrixCPA, a financial consulting firm in Los Angeles.  He has advised on technical issues for clients Robertson Properties Group, The Walt Disney Company and Celetronix.  From January 2005 through July 2006, he served as Chief Financial Officer of Post Logic Studios with a focus on operational management and ERP system implementation.  He also served as the Chief Financial Officer of Virgin Studios Group prior to its sale to Accent Media, and as an entertainment specialist for Ernst & Young.  Mr. Ryder is a Certified Public Accountant, and received his B.S. degree from Cal State Northridge.

Brian Waddle, Executive Vice President, was Vice President of Global Sales and Marketing for Havok, a subsidiary of Intel and provider of physics solutions to the video game industry, prior to joining Image Metrics in October 2008.  From August 2004 until January 2007, he was General Manager and Senior Vice President of the B2B division at Smith & Hawken.  He previously held various senior management positions in the sales, marketing, global supply chain and information technology divisions at Smith & Hawken’s parent company, Scotts Miracle-Gro Company (NYSE: SMG).  He received his B.S. degree in Marketing from California State University at Sacramento.

Kevin Walker, Ph.D., Chief Technology Officer and Founder, co-founded Image Metrics in 2000 and leads the team that invented and continues to develop our core technology.  Dr. Walker has published 11 technical white papers since 1997 relating to his work on active appearance models and the use of computer vision in animation, and holds several patents in the field.  Dr. Walker received the British Machine Vision Conference Best Poster Prize in 1997.  He received his Ph.D. in Computer Vision and Face Recognition and a B.Sc. degree in Computer Science from the University of Manchester, England.

Ranjeet Bhatia, Director, joined the Image Metrics board of directors in 2002.  Mr. Bhatia has served as the Managing Director of Saffron Hill Ventures Ltd. since May 2000.  Prior to that, he worked as Senior Investment Advisor to the Chairman of Loot Group of Companies from and has held various positions at Citigroup, DynCorp and Booz Allen & Hamilton.  He received an M.B.A. degree from UCLA, an M.A. degree from Johns Hopkins University, and a B.A. degree from Occidental College.

Advisory Board

In addition to our management team, we are actively cultivating and securing a group of advisors to advise and assist us in gaining broad marketplace acceptance and to enhance its marketing capabilities.  Our advisory board is expected to meet on a regular basis, and to be available to consult on an as-needed basis, with both management and the board of directors.  We added the following persons to our advisory board in 2009:

Geoff Heath was most recently the Chief Executive Officer of NCSoft Europe, publisher of the online games Lineage and City of Heroes.  He held that role from 2004 until his retirement in 2009.  Prior to NCSoft, he was a key industry innovator in the European games Industry.  Mr. Heath established Activision’s presence in Europe, along with advising Origin and Maxis (now both divisions of Electronic Arts) as they entered the European Marketplace.  He established Mindscape International and acted as non-executive chairman of Climax Studios.  Mr. Heath received the Officer of the British Empire and an honorary Doctor of Arts degree from Abertay University, Dundee.

Michel Kripalani is President of Oceanhouse Media, Inc., a company he founded in January 2009.  Prior to starting Oceanhouse Media, he was Director of Business Development at Autodesk.  Mr. Kripalani joined Autodesk in 2004, where he spent a large portion of his time managing relationships with Microsoft, Sony, Nintendo, and middleware providers.  A veteran of the videogame industry, he founded Presto Studios in 1991, which produced The Journeyman Project series, Myst 3: Exile, Whacked!, and many other successful games.  He received a B.A. degree in Visual Arts from the University of California at San Diego.

Joe Abrams specializes in working with micro-cap and small-cap companies to build shareholder value.  He is currently Chairman of the Board of Adex Media (ADXM:OB) and is on the board of advisors for Akeena Solar (Nasdaq: AKNS).  He co-founded Intermix, the parent company of MySpace, which went public via reverse merger and was sold to News Corp. in 2005.  Prior to that, he co-founded The Software Toolworks, Inc., a publicly-held developer, publisher, and distributor of educational and entertainment software, which was sold to Pearson plc. in 1994.

Board Composition

For at least 24 months following the closing of the exchange transaction and private placement, our board of directors will be composed of five directors, two of whom will be initially be Dr. Rolston and Mr. Starkenburg, former Image Metrics directors.  One director will be nominated by each of Saffron Hill Investors Guernsey Limited (initially, Mr. Bhatia) and Verus International (which is still considering candidates who have relevant business experience), and the final director, who will be required to be independent of management, will be jointly nominated by us, Saffron Hill Investors and Verus International.  The director nominees will continue to be nominated for election during this 24-month period.  The composition of our board of directors, and any future audit committee and compensation committee, will be subject to the corporate governance provisions of its primary trading market, including rules relating to the independence of directors.  Subject to the foregoing, all directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee. Later in 2010, our board of directors expects to create such committees, in compliance with established corporate governance requirements.

Audit Committee. We plan to establish an audit committee of the board of directors. The audit committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We plan to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our proposed Incentive Compensation Plan, and recommend and approve grants of stock options and restricted stock under that plan.

Nominations and Governance Committee. We plan to establish a nominations and governance committee of the board of directors. The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Director Compensation

We intend to pay each non-management director a participation fee for each regular and special meeting of our board of directors attended and to award each such director stock options granted under our 2009 Share Incentive Plan. Our board of directors will review director compensation annually and adjust it according to prevailing market conditions and good business practices.

Indebtedness of Directors and Executive Officers

None of our executive officers or present or proposed directors, or their respective associates or affiliates, is indebted to us.

Family Relationships

There are no family relationships among our executive officers and present or proposed directors.

Legal Proceedings

As of the date of this current report, there are no material proceedings pending or threatened to which any of our directors, executive officers, affiliates or stockholders is or would be a party adverse to us.

Executive Compensation

The table below summarizes the compensation earned for services rendered to International Cellular Accessories and Image Metrics in all capacities, for the fiscal years indicated, by its Chief Executive Officer and two most highly-compensated officers other than the Chief Executive Officer.

Name and Principal Position		Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)	Options Awards ($)	Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total
Michael R. Starkenburg, Chief Executive Officer	(A)	2009	264,423		83,000	(B)	—	—	19,370	(E)	6,621	(F)	373,414
Michael R. Starkenburg, Chief Executive Officer	(A)	2008	149,135		47,850	(B)	—	—	1,322	(E)	—		—
Clifford Chapman, Board of Director and Chief Executive Officer of International Cellular Associates	(C)	2009	—		—		—	—	—		—		—
Kelvin Duckett, Former Chief Operating Officer of Image Metrics, Ltd.		2009	253,166		—		—	—	14,632	(E)	4,573	(F)	272,371
Kelvin Duckett, Former Chief Operating Officer of Image Metrics, Ltd.		2008	236,058		—		—	—	11,351	(E)	3,315	(F)	250,724
Brian Waddle, Vice President Sales of Image Metrics, Ltd.		2009	210,596		153,000	(B)	—	—	9,219	(E)	3,421	(F)	376,236
Kevin Walker, Chief Technology Officer of Image Metrics, Ltd.		2009	143,070	(G)	21,461	(B) (G)	—	—	8,584	(D) (G)	—		—
Kevin Walker, Chief Technology Officer of Image Metrics, Ltd.		2008	167,390	(G)	21,144	(B) (G)	—	—	10,043	(D) (G)	—		—

(A)
Mr. Starkenburg became Chief Executive Officer of Image Metrics on September 23, 2008. Mr. Starkenburg was Chief Operating Officer of Image Metrics, Ltd. from March 1, 2008 until becoming Chief Executive Officer.

(B)	Amount represents bonus payments earned by the employee during the respective fiscal year. These amounts were accrued for as of fiscal year end and were paid out during the subsequent fiscal year.

(C)
Clifford Chapman was Director, President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of International Cellular Associates as of September 30, 2009 and up to March 10, 2010.  Mr. Chapman resigned from his positions and all active roles with our company in combination with the completion of the merger with Image Metrics.

(D)	This amount represents employer contribution on behalf of the employee to Image Metrics’ United Kingdom based employee defined contribution pension plan.

(E)	This amount represents employer contribution on behalf of the employee to Image Metrics’ United States based employees 401(k) plan.

(F)
Amount represents medical reimbursement claims paid to employee through Image Metrics’ third party health care supllemental coverage claims processing company.  The supplemental health care is offered only to executives of Image Metrics.

(G)
Amounts were paid to the employee in British Pounds and were converted to US dollars using the average exchange rate for the respective fiscal year.  The average exchange rate from GBP to USD for 2009 and 2008 was 1.506 and 1.762, respectively.

Stock-Based Compensation Plans

Prior to the closing of the exchange transaction, we have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, restricted stock or SAR grants were granted or were outstanding at any time.

Employment Agreements

Michael R. Starkenburg, Ron Ryder, Brian Waddle and Kevin Walker, Ph.D. have agreed to enter into employment agreements with us shortly following the initial closing of the private placement.  The employment agreements will require each of the executives to devote all of their time and attention during normal business hours to the business of our company as our President and Chief Executive Officer, our Chief Financial Officer, our Executive Vice President and our Chief Technology Officer, respectively.  The employment agreements for Messrs. Starkenburg, Ryder and Waddle and Dr. Walker will have a term of three years and may be renewed for an additional term of one year upon the mutual agreement of us and the executive, provided the compensation committee of our board of directors provides 90 days written notice of its desire to renew prior to the expiration of the initial term.  The employment agreements will provide that each of Messrs. Starkenburg, Ryder and Waddle and Dr. Walker will receive a fixed annual base salary during the term of the employment agreement.  In addition, each executive will be entitled to (a) receive a cash bonus in an amount determined by the compensation committee of our board of directors (or the entire board if no such committee has been established) based on our meeting or exceeding certain mutually agreed-upon performance goals and (b) participate in our incentive compensation plans.

The employment agreements will provide for termination of an executive’s employment without any further obligation of our company upon the death or disability of the executive or for cause.  In the event that an executive’s employment is terminated without cause or for good reason, we will be obligated to pay such executive his salary for the lesser of six months or the remainder of the term.  Termination for cause means termination as a result of (w) willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by the executive related to or affecting the performance of his duties, (x) continuing and intentional breach, non-performance or non-observance of any of the terms or provisions of the employment agreement, but only after the failure of the executive to cure the breach within ten days of receipt of notice from us, (y) conduct which our board of directors determines could reasonably be expected to have a material adverse effect on us but only after the failure of the executive to cease such conduct within ten days of receipt of notice from us, or (z) the executive’s conviction of a felony, any crime involving moral turpitude related to or affecting the performance of the executive’s duties or any act of fraud, embezzlement, theft or willful breach of fiduciary duty against us.  Good reason means (i) material breach of our obligations under the employment agreement, (ii) any decrease in the executive’s salary during the term of the executive’s employment (except for decreases that are in conjunction with decreases in executive salaries generally), or (iii) a reduction in their duties or authority inconsistent with the duties and authority of an executive officer of our company.

The employment agreements will also contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination for cause or without good reason, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding our company, (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter, and (d) requiring that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.  The officers also entered into lock-up agreements restricting the sale of their shares of our common stock over an initial period of time following the initial closing of the private placement.

Pending the execution of the new employment agreements, we assumed the current employment agreements (including restrictive covenants relating to inventions, non-competition and non-solicitation) of the former executive officers of Image Metrics, and they have agreed to such assumption.

In connection with the exchange transaction, we agreed to (i) increase by 20% the base annual salaries of Messrs. Starkenburg, Ryder and Waddle and Dr. Walker effective immediately following the closing of the exchange transaction, (ii) award to them bonus compensation for exceeding previously agreed-upon performance goals during the 2009 fiscal year equal to $320,000 in the aggregate, which was accrued and is payable following the closing of the private placement, and (iii) maintain the severance arrangements in each of their existing employment agreements, and create a severance package for Mr. Starkenburg equal to six month’s salary in the event of any termination other than on account of his gross negligence.

Director Compensation

This table summarizes the annual compensation for Image Metrics’ non-employee directors during the twelve months ended September 30, 2009.

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	(A)	Stock Awards ($)	Options Awards ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
David Rolston, Ph.D., Chairman of the Board	2009	56,016		—	—	—	—	56,016

Harry Rubin, Director	2009	28,008		—	—	—	—	28,008
Ranjeet Bhatia, Director	2009	—	(C)	—	—	—	—	—
Mika Salmi, Director	2009	28,008		—	—	—	—	28,008
Stephen Bellamy, Director	2009	26,543	(B)	—	—	—	—	26,543
David Landau, Director	2009	—	(C)	—	—	—	—	—

(A)	Amount represents fees earned by the Director during the fiscal year.

(B)	Amounts were paid to the employee in British Pounds and were converted to US dollars using 1.506 which was the average exchange rate for the fiscal year.

(C)	Mr. Bhatia and Mr. Landau did not receive remuneration for providing services to Image Metrics’ during fiscal year ending September 30, 2009.

Incentive Compensation Plans

In connection with the exchange transaction, we adopted and assumed the Image Metrics 2009 Share Incentive Plan which was adopted by Image Metrics’ board of directors in November 2009.  The following is a summary of the material terms of the 2009 Share Incentive Plan.

The purpose of the plan is to allow us, and any of our subsidiary’s or affiliated company’s, employees, directors, consultants and strategic partners to participate in our growth and to generate an increased incentive for these persons to contribute to our future success and prosperity and to focus on our growth.  Employees, directors, independent consultants and strategic partners are all eligible to receive awards under the plan.  The plan is administered by our compensation committee.  As of March 10, 2010, we had outstanding options to purchase 2,844,250 ordinary shares granted to employees and executives (at exercise prices ranging from $0.08 to $3.86 per share).

On March 10, 2010, we adopted an incentive compensation plan. There will be a total of 2,547,578 shares of our common stock available for issuance under the incentive plan.  The purpose of the incentive compensation plan will be to enable us to attract, retain and motivate key employees, directors and, on occasion, independent consultants, by providing them with stock options and restricted stock grants.  Stock options granted under the incentive compensation plan may be either incentive stock options to employees, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options.  Our board of directors has the power to determine the terms of any stock options granted under the incentive plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise.  Stock options granted under the incentive plan are generally not transferable, vest in installments and are exercisable during the lifetime of the optionee only by such optionee.  The exercise price of all incentive stock options granted under the incentive plan must be at least equal to the fair market value of the shares of common stock on the date of the grant.  The specific terms of each stock option grant will be reflected in a written stock option agreement.

Certain Relationships and Related Transactions

From March 2009 through September 2009, Image Metrics  issued a series of convertible loan notes and other notes in the aggregate principal amount of $2.7 million to Saffron Hill Ventures.  These notes mature one year from issuance or, if earlier, upon the consummation by Image Metrics of a merger, combination or sale of all or substantially all of its stock or assets.  The notes, plus interest of approximately $117,000, were converted into the units offered in the private placement on the same terms and conditions as other investors, except that Saffron Hill Ventures received a separate warrant to purchase one full share of our common stock per unit as the lead investor.

From October through December 2009, Verus International provided $1.0 million in interim financing to Image Metrics for its short-term working capital requirements.  The interim loans matured at the closing of the private placement, were convertible on or prior to the maturity date at the sole option of the lender into units on the same terms and conditions as in the private placement, and were funded in equal bi-monthly increments of $250,000.  The notes, plus interest of approximately $18,000, were converted into the units offered in the private placement on the same terms and conditions as other investors.

In December 2009 and January 2010, Saffron Hill Ventures provided a total of $550,000 in bridge financing.  Saffron Hill Ventures received bridge notes which (i) became due and payable upon the date of the closing of the private placement, (ii) bore interest at 10% per annum, with minimum interest payable equal to 4% of the principal amount of the note and default interest of 18% per annum, and (iii) were converted into the private placement at a discounted unit price of 80% of the per unit purchase price.  The securities received upon the conversion of the bridge notes in the private placement are locked-up for six months.  Warrants to purchase a number of shares of our common stock equal to 40% of the principal amount of the bridge note, plus accrued and unpaid interest, were also issued on the maturity date.  We agreed to pay the placement agents a 10% placement agent fee on the total principal amount of the notes sold in the bridge financing and a 5% placement fee on the total principal amount of the notes converted into the private placement (except for bridge financing provided by Saffron Hill Ventures or Verus International).

On March 10, 2010, we entered into agreements with each of Verus International, Matrix Partners Ltd. and Saffron Hill Ventures to provide corporate development and corporate finance expertise, as well as ongoing advisory services, to us.  Under the agreements, Verus International will receive monthly consulting fees of $10,000 for 18 months, and Matrix Partners and Saffron Hill Ventures will each receive monthly consulting fees of $2,500 for 12 months.

In October 2006, Image Metrics sold control of its subsidiary, Optasia Medical, Ltd., which develops image analysis solutions for the biomedical sector, to a group of investors led by Saffron Hill Ventures, one of our largest stockholders.  We have a 34% shareholding in Optasia.  Optasia primarily targets musculo-skeletal applications within pharmaceutical clinical trials and similar applications within medical device companies.  We have licensed our technology to Optasia Medical.  No payments have been made by Optasia to us on account of the license to date.  We are not required to make any payments to, or invest any funds in, Optasia, either as a licensor or shareholder.

Concurrently with the closing of the exchange transaction and the private placement, we redeemed 8,600,000 shares of our common stock from our former director, Clifford Chapman, and certain other individuals for aggregate consideration of $200 and then cancelled those shares at the closing of the exchange transaction.

Description of Securities

Common Stock

The holders of our common stock are entitled to one vote per share.  Our articles of incorporation do not provide for cumulative voting.  The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for our operation and expansion.  Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding series A preferred stock or other then outstanding shares of preferred stock.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  All issued and outstanding shares of our common stock are, and the common stock reserved for issuance upon conversion of the series A preferred stock and exercise of the warrants will be, when issued, fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.

Series A Convertible Preferred Stock

General.  We are currently authorized to issue up to 15,000,000 shares of series A convertible preferred stock, par value $.001 per share (the “Preferred Stock”), of which 8,394,098 shares are issued and outstanding. The following description of the Preferred Stock is qualified in its entirety by reference to the form of Certificate of Designation fixing the rights, powers and privileges of the Preferred Stock, a copy of which is being filed as an exhibit to this current report.

Conversion.  Holders of Preferred Stock will be entitled at their option at any time following the final closing of the private placement to convert their shares of Preferred Stock into common stock, without any further payment therefor.  Each share of Preferred Stock is initially convertible at a rate of one share of common stock for each share of Preferred Stock.  The number of shares of our common stock issuable upon conversion of the Preferred Stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of our common stock; an issuance of our common stock or other securities as a dividend or distribution on our common stock; a reclassification, exchange or substitution of our common stock; or a capital reorganization of our company.

The shares of Preferred Stock will automatically convert into shares of common stock at the “conversion rate” at such time as the trading volume of our common stock is equivalent to or greater than $300,000 in value per day for 20 out of 30 consecutive trading days, provided the volume weighted average price of our common stock exceeds $1.00 per share each day during the 30-day period, and a shelf registration statement covering the shares underlying the Preferred Stock has been declared effective and remains effective.

If we issue any shares of our common stock, preferred stock, stock options, warrants or convertible securities for a period of 24 months following the private placement for cash consideration at a price less than $1.00 per share (subject to certain exceptions), the conversion rate will be adjusted downward on a weighted-average basis.  Shares of our common stock (or securities convertible into or exercisable or exchangeable for shares of our common stock) issued (i) in acquisitions, mergers or strategic alliances, as reasonably determined by our board of directors, (ii) upon exercises of outstanding Image Metrics stock options and warrants assumed by us as a result of the exchange transaction, and (iii) in connection with a bridge financing and the conversion into the private placement of interim loans made prior to the exchange transaction, shall not trigger an adjustment to the conversion rate.  The consent of four out of five of our directors (or, in any event, not less than 80% of the then number of directors) is required to approve the issuance of our common stock in a subsequent financing transaction at a sale price of below $1.00 per share.

Merger.  Upon a merger or consolidation of our company with or into another company, or any transfer, sale or lease by us of substantially all of our common stock or assets, the Preferred Stock will be treated as common stock for all purposes, including the determination of any assets, property or stock to which holders of the Preferred Stock are entitled to receive, or into which the Preferred Stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Voting Rights.  Holders of Preferred Stock are entitled to vote their shares on an as-converted to common stock basis, and shall vote together with the holders of our common stock, and not as a separate class.  Holders of Preferred Stock shall also have any voting rights to which they are entitled by law.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of Preferred Stock will be entitled to receive out of our assets available for distribution to its shareholders, before any distribution is made to holders of our common stock or any other securities ranking junior to the Preferred Stock, liquidating distributions in an amount equal to $1.00 per share (subject to adjustment for stock splits, combinations and other similar events), pro rata among holders of Preferred Stock and any other holders of securities ranking on a parity with Preferred Stock.

Redemption.  The Preferred Stock may not be redeemed by us at any time.

Dividends.  Holders of Preferred Stock will not be entitled to receive dividends.

No Other Rights.  The Preferred Stock does not have any relative, participating, optional or other special rights and powers (including no preemptive rights to purchase or otherwise acquire additional shares in our company), other than as set forth above.

Warrants

Each Warrant entitles the holder thereof to purchase one-half share of our common stock at the exercise price of $1.50 per share from the date of issuance until the fourth anniversary thereof. In the private placement, we issued warrants (the “Warrants”) exercisable for a total of 9,212,481 shares.

Redemption.  The Warrants may be redeemed by us in whole or in part, upon 30 days’ written notice, at a price of $0.05 per share, provided the volume weighted average price of our common stock exceeds $5.00 per share (3.3 times the initial exercise price) for a period of 30 days with a minimum average trading volume of at least 50,000 shares per day for 20 consecutive trading days ending within 15 days prior to the date on which the notice of redemption is given and our shelf registration statement is then effective to permit resales of the underlying shares.

Transfer, Exchange and Exercise.  The Warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration date (as explained below) at our offices with the form of “Subscription Form” on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to the order of our company) of the full exercise price for the number of Warrants being exercised.

Adjustments.  In the event that we issue any shares of our common stock (or securities convertible into or exercisable or exchangeable for shares of common stock) following the closing of the private placement for cash consideration at a price less than $1.00 per share of common stock, except (i) issuances in acquisitions, mergers or strategic alliances, as reasonably determined by our board of directors, or (ii) exercises of outstanding Image Metrics options and warrants assumed by us, the exercise price of each Warrant shall be adjusted downward on a weighted-average basis, multiplied by 1.50 (equal to 150% of the reduced conversion rate of the Preferred Stock).  Additionally, the Warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits and other similar events. The holder of a Warrant will not possess any rights as a stockholder of our company unless and until he exercises the Warrant.

The Warrants do not confer upon holders any voting or any other rights as a stockholder of our company.

As the lead investor, Saffron Hill Ventures will receive a warrant to purchase one full share of common stock per unit at an exercise price of $1.50 per share at any time during the four years after the date of issuance.  Saffron Hill’s warrant will be otherwise identical to the Warrants issued to investors in the private placement.

We also issued warrants to purchase 304,000 shares of common stock to the placement agents and sub-agents in the private placement.  These warrants are identical to the Warrants issued to investors in the private placement, except that they have an exercise price of $1.20 per share and contain provisions for cashless exercise in certain circumstances.

The foregoing discussion of the Warrants is qualified entirely by reference to the composite form of the Warrant included as an exhibit to this current report.

Registration Rights

We have agreed to use our best efforts to file a shelf registration statement on Form S-1 with the SEC covering the resale of all shares of common stock underlying the Preferred Stock and Warrants (including the shares underlying the placement agents’ warrants) issued in connection with the private placement on or before the date which is 90 days after the closing date and use our best efforts to have such shelf registration statement declared effective by the SEC as soon as practicable thereafter, but in any event not later than 270 days after the closing date (or 300 days after the closing date in the event of a full review of the registration statement by the SEC).  We are also obligated to respond to any SEC comments within a stipulated period of time after receiving any such comments and to maintain the effectiveness of the shelf registration statement from the effective date through and until 18 months after the effective date.  In the event the shelf registration statement is not filed with, or declared effective by, the SEC on or prior to the dates set forth above, or we fail to timely satisfy its reporting requirements, each investor in the private placement will receive cash liquidated damages equal to 2% of the purchase price for the units for each month (or portion thereof) that the registration statement is not so filed or effective, or has failed to timely file required reports, provided that the aggregate payment as a result of the registration default will in no event exceed 12% of the purchase price for the units.  Such damages may be waived in the event our board of directors determines that management has exerted its “best efforts” to cause the shares to be registered within the required time periods.  We will bear the expenses in connection with the registration of these shares (exclusive of any underwriting discounts and commissions, if any).

If, at any time or from time to time after the date of the effectiveness of the registration statement, we notify holders of the registered securities in writing of the existence of a potential material event (as defined below), holders of the registered securities may not offer or sell any of the registered securities, engage in any other transaction involving or relating to the registered securities, from the time of the giving of notice with respect to a potential material event until we notify holders of the registered securities that such potential material event either has been disclosed to the public or no longer constitutes a potential material event; but we may not issue such a suspension for more than 60 days in the aggregate.  “Potential material event” means the possession by us of material information regarding a potential transaction not ripe for disclosure in a registration statement, which will be evidenced by determinations in good faith by our board of directors that disclosure of such information in the registration statement would be detrimental to our business and affairs.

We have also agreed to file a registration statement covering the resale of the shares of common stock received by non-management “affiliates” of our in the exchange transaction, upon demand by such holders given following the later of (a) six months after the closing of the private placement or (b) the effective date of the shelf registration statement or statements described above covering the resale of all shares underlying the securities sold in the private placement, and to use its best efforts to cause such registration statement to be declared effective by the SEC and to maintain the effectiveness of such registration statement for a specified period of time thereafter.  Our management of is not entitled to registration rights.

Lock-Up Agreements

All shares of our common stock issued in the exchange transaction to the former holders of shares in Image Metrics, or shares of our common stock which such holders have the right to acquire by virtue of the exchange transaction, will be considered “restricted securities” under U.S. federal securities laws and may not be resold for a period of one year after the closing date.  Each of the former Image Metrics’ shareholders who served as executive officers of Image Metrics as of the closing of the exchange transaction, and affiliates or related parties thereof (collectively, “Management”), executed two-year lock-up/leak-out agreements with us which provide that their shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred, except that, beginning at the date 12 months after the effective date of our initial shelf registration statement, each Management shareholder will be permitted to sell up to 1/24th of his original number of shares each month, provided the sale price of our common stock is greater than $2.00 per share.  All lock-up/leak-out restrictions for Management will expire 24 months after the closing of the exchange transaction.

Investors in Image Metrics’ bridge financing will also be subject to a six-month lock-up agreement.

Market Price and Dividends on Common Equity and Related Stockholder Matters

Trading Information

Our common stock will trade in the over-the-counter market and will be quoted on the OTC Bulletin Board. The trading market for our common stock has been extremely limited and sporadic.

We intend to apply to list our common stock for trading on the Nasdaq Capital Market.  No assurance can be given that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on Nasdaq or another national securities exchange.

The Preferred Stock and Warrants will not be registered or listed for trading.

Transfer Agent

Our current transfer agent and registrar for our common stock is Holladay Stock Transfer, Scottsdale, Arizona.  We will serve as transfer agent for the Preferred Stock and as warrant agent for the Warrants.

Holders of Record

As of March 10, 2010, there were approximately 110 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

Our articles of incorporation provide that no director of the company will be personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 3.02.   Unregistered Sales of Equity Securities.

Exchange Transaction.   On March 10, 2010, at the closing of the exchange transaction, we issued an aggregate of 11,851,637 shares of our common stock to the former shareholders of Image Metrics. The shares of our common stock issued to former holders of Image Metrics ordinary shares and preferred shares in connection with the exchange transaction were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act of 1933. These shares of common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Private Placement. Concurrently with the closing of the exchange transaction, we completed the initial closing of a private placement to certain institutional investors and accredited individuals of units consisting of shares of our newly-created series A convertible preferred stock, par value $.001 per share, and detachable warrants to purchase one-half share of our common stock, at a purchase price of $1.00 per unit.  In total, we sold 8,394,098 shares of our series A convertible preferred stock (convertible at any time into a like number of shares of common stock) and warrants to purchase an aggregate of 7,416,220 shares of common stock. We received gross proceeds of $8,004,098 in consideration for the sale of the units.

The units (and the securities therein) issued in the private placement were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act of 1933. The units (and the securities therein) were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Transaction Fees and Use of Proceeds.  We agreed to pay each of the placement agents, Broadband Capital Management LLC and Joseph Gunnar & Co., LLC, a commission equal to 10% of the gross proceeds from the sale of the units by it in the private placement, plus the issuance of a warrant to purchase 10% of the shares of our common stock underlying the Preferred Stock sold by it in the private placement.  No commission was paid to the placement agents for sales of units upon the conversion of interim loans, bridge financing or investments made by Saffron Hill Ventures and Verus International.  Additionally, we paid auditing fees of approximately $175,000, legal fees for us and the investors in the private placement of approximately $150,000, and legal fees for Image Metrics of approximately $150,000.

The net proceeds of the private placement will be used by us for sales and marketing, additional product development, possible acquisitions, working capital and general corporate purposes.  Additionally, we have agreed to use $400,000 for investor relations initiatives during the 12 months following the initial closing of the private placement, and 3% of the gross cash proceeds from the exercise of the warrants for future investor relations initiatives, in each case, with such funds to be held in escrow for this limited purpose.

Item 5.01.  Changes in Control of Registrant.

The information set forth above in Items 1.01 and 2.01 of this report is incorporated herein by reference in its entirety.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Items 1.01 and 2.01 of this report is incorporated herein by reference in its entirety.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in Items 1.01 and 2.01 of this report is incorporated herein by reference in its entirety.

Item 5.06.  Change in Shell Company Status.

The information set forth above in Items 1.01 and 2.01 of this report is incorporated herein by reference in its entirety.

Item 9.01.   Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements of Image Metrics for the 12 months ended September 30, 2009 and 2008 and for the three months ended December 31, 2009 and 2008 (unaudited) are incorporated herein by reference to Exhibits 99.1 and 99.2, respectively, to this current report.

(b)  Pro Forma Financial Information.

Our unaudited pro forma condensed combined financial statements as of and for the three months ended December 31, 2009 and the 12 months ended September 30, 2009 are incorporated herein by reference to Exhibit 99.3 to this report, and are based on the historical financial statements of our company and Image Metrics after giving effect to the exchange transaction. The unaudited pro forma combined condensed balance sheet as of December 31, 2009 is presented to give effect to the exchange transaction as if it occurred on December 31, 2009. The unaudited pro forma combined condensed statement of operations of Image Metrics and our company for the three months ended December 31, 2009 and the 12 months ended September 30, 2009 are presented as if the combination had taken place on October 1, 2008.

In accordance with FASB's Accounting Standards Codification 805, “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Image Metrics is considered the accounting acquiror. Because Image Metrics’ former shareholders as a group retained or received the larger portion of the voting rights in the combined entity and Image Metrics’ senior management represents a majority of the senior management of the combined entity, Image Metrics is considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition.

Reclassifications have been made to the company’s historical financial statements to conform to Image Metrics’ historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth under Item 2.01 of this current report, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of Image Metrics and our company. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the exchange transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of our company.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No	Description

*2.1	Share Exchange Agreement, dated as of March 10, 2010, between International Cellular Accessories and Image Metrics Limited.

*3.1
Certificate of Amendment to Articles of Incorporation amending (i) the name of International Cellular Accessories to Image Metrics, Inc. and (ii) the number and classes of capital stock of Image Metrics, Inc. including the preferences, rights and limitations of Series A Convertible Preferred Stock , filed March 10, 2010, with the Secretary of State of the State of Nevada.

*4.1	Form of Image Metrics, Inc. Warrant to Purchase Common Stock.

*10.1	Form of Private Placement Subscription Agreement to purchase units in Image Metrics, Inc.

**10.2	2009 Share Incentive Plan.

**21.1	Subsidiaries of Image Metrics, Inc.

99.1	Financial statements of Image Metrics Limited as of and for the 12 months ended September 30, 2009 and 2008.

99.2	Financial statements of Image Metrics Limited as of and for the three months ended December 31, 2009 and 2008 (unaudited).

99.3	Unaudited pro forma condensed combined financial statements of Image Metrics, Inc. as of and for the three months ended December 31, 2009 and the 12 months ended September 30, 2009.

*	Incorporated herein by reference to our Current Report on Form 8-K dated March 10, 2010, filed with the SEC on March 11, 2010.

**	Previously filed as an exhibit to this Current Report on Form 8-K dated March 10, 2010, filed with the SEC on March 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April __, 2010	IMAGE METRICS, INC.

	By:	/s/ Michael R. Starkenburg
Michael R. Starkenburg
President and Chief Executive Officer